PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(B5)
(To Prospectus Dated January 5, 1999)           Registration No. 333-68885

                               U.S. $400,000,000

                    [LOGO OF CSX CORPORATION APPEARS HERE]

                          MEDIUM-TERM NOTES, SERIES C
                   DUE 9 MONTHS OR LONGER FROM DATE OF ISSUE
                                --------------
  We plan to offer and sell Notes with various terms, including the following:

 . Ranking as senior indebtedness of      . Interest at fixed or floating
  CSX                                      rates, or no interest at all. The
                                           floating interest rate may be based
 . Stated maturities of 9 months or         on one or more of the following
  more from date of issue                  indices plus or minus a spread
                                           and/or multiplied by a spread
 . Redemption and/or repayment              multiplier:
  provisions, if applicable, whether
  mandatory or at the option of CSX        . Commercial      . CMT Rate
  or Noteholders                             Paper Rate

 . Payments in U.S. dollars or one or       . LIBOR           . Such other
  more foreign currencies                                      interest rate
                                           . Treasury Rate     index or
 . Minimum denominations of $1,000 or                           interest rate
  other specified denominations for        . CD Rate           formula as may
  foreign currencies                                           be set forth in
                                           . Federal Funds     the applicable
 . Book-entry (through The Depository         Rate              pricing
  Trust Company) or certificated form                          supplement
                                           . Prime Rate

                                         . Interest payments on fixed rate
                                           Notes on each March 1 and September
                                           1, unless otherwise indicated in
                                           the applicable pricing supplement

                                         . Interest payments on floating rate
                                           Notes on a daily, weekly, monthly,
                                           quarterly, semiannual or annual
                                           basis

  We will specify the final terms for each Note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

  Our principal executive offices are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219 (telephone 804-782-1400).

                                --------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                --------------

                             Per Note               Total
                         ---------------- --------------------------
Price to Public (1).....       100%              $400,000,000
Agents' Discounts and
 Commissions............ .125%--.750% (2)    $500,000--$3,000,000
Proceeds to CSX (before
 expenses).............. 99.875%--99.250% $399,500,000--$397,000,000

(1) Or the equivalent thereof in one or more foreign or composite currencies.
(2) Or as agreed, in the case of Notes with a maturity of more than 30 years.

                                --------------
  We may sell Notes to the Agents referred to below as principal for resale at varying or fixed offering prices or through the Agents as agent using their best efforts on our behalf. We may also sell Notes without the assistance of the Agents (whether acting as principal or as agent).
  If we sell other securities referred to in the accompanying prospectus, the aggregate initial offering price of Notes that we may offer and sell under this prospectus supplement is subject to reduction.

Chase Securities Inc.
     Credit Suisse First Boston
              Goldman, Sachs & Co.
                      Lehman Brothers
                             Merrill Lynch & Co.
                                    Morgan Stanley Dean Witter
                                              NationsBanc Montgomery
                                              Securities LLC
                                                           Salomon Smith Barney

                This prospectus supplement is dated May 7, 1999

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not, and the Agents have not, authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate as of any date other than its date.

                               ----------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                             Prospectus Supplement
Incorporation of Certain Documents by Reference............................  S-3
CSX Corporation............................................................  S-3
Ratio of Earnings to Fixed Charges.........................................  S-5
Use of Proceeds............................................................  S-6
Description of Notes.......................................................  S-6
Special Provisions Relating to Foreign Currency Notes...................... S-20
Supplemental Plan of Distribution.......................................... S-23
Validity of Notes.......................................................... S-24
Experts.................................................................... S-24



                                   Prospectus
About This Prospectus......................................................    2
Where You Can Find More Information........................................    2
Incorporation of Certain Documents by Reference............................    2
CSX Corporation............................................................    3
Forward-Looking Statements.................................................    5
Ratio of Earnings to Fixed Charges.........................................    6
Use of Proceeds............................................................    6
Description of Debt Securities.............................................    7
Limitations on Issuance of Euro-Debt Securities............................   21
Description of Preferred Stock.............................................   22
Description of Depositary Shares...........................................   28
Description of Common Stock................................................   33
Description of Securities Warrants.........................................   33
Description of Capital Stock...............................................   35
United States Taxation.....................................................   40
Plan of Distribution.......................................................   49
Validity of the Securities.................................................   50
Experts....................................................................   50

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

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Securities and Exchange Commission (the "Commission") allows CSX to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that CSX files later with the Commission will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until CSX sells all of the Notes.


  . Annual Report on Form 10-K for the fiscal year ended December 25, 1998, and

  .  Quarterly Report on Form 10-Q for the fiscal quarter ended April 2,
     1999.

  You may request a copy of any filings referred to above, at no cost, by writing or telephoning us at the following address: Alan A. Rudnick, Vice President--General Counsel and Corporate Secretary, CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number
(804) 782-1400.

                                CSX CORPORATION

  CSX Corporation, headquartered in Richmond, Virginia, is a leading provider of multimodal freight transportation and contract logistics services around the world. CSX's unique combination of rail, container-shipping, intermodal and logistics services offers shippers global reach unmatched by any other freight transportation company. CSX's goal, advanced at each of its business units, is to provide efficient, competitive transportation and related services for customers and to deliver superior value to CSX shareholders.

  CSX's holdings include: CSX Transportation, Inc. ("CSXT"), Sea-Land Service, Inc. ("Sea-Land"), CSX Intermodal, Inc. ("CSXI") and Customized Transportation, Inc. ("CTI"). The Company's non-transportation interests include The Greenbrier and CSX Real Property, Inc. CSX also holds a majority interest in Yukon Pacific Corporation. In 1998, CSX generated approximately $9.9 billion of operating revenue and nearly $1.2 billion of operating income.

  CSXT is a major eastern railroad, providing rail freight transportation over a network of more than 18,000 route miles in 20 states, the District of Columbia and Ontario, Canada. Headquartered in Jacksonville, Florida, CSXT accounted for 50% of CSX's operating revenue and 89% of operating income in 1998.

  In 1999, CSXT's rail system will expand significantly with the integration of Conrail lines in the Northeast, brought about by the joint CSX/Norfolk Southern acquisition of Conrail that was approved by federal regulators in 1998. After integration, CSXT will operate in every major market east of the Mississippi River with a network comprised of over 23,000 route miles in 23 states and Canada, plus additional rail service in certain geographic areas that Conrail will operate for the joint benefit of CSX and Norfolk Southern. See "--Conrail Acquisition" in this section of this prospectus supplement and "CSX Corporation--Conrail Acquisition" in the accompanying prospectus.

  Sea-Land is the largest U.S.-based ocean carrier and a leader in the global shipping industry. The carrier operates a fleet of 94 container ships and approximately 220,000 containers in U.S. and foreign trade and serves 120 ports. In addition, Sea-Land operates 30 marine terminal facilities across its global network. Headquartered in Charlotte, North Carolina, Sea-Land accounted for 40% of CSX's operating revenue and 11% of operating income in 1998.

  CSXI provides transcontinental intermodal transportation services and operates a network of dedicated intermodal facilities across North America. Every week, CSXI runs more than 300 dedicated trains between its 34 terminals. CSXI contributed 7% of CSX's operating revenue and 3% of operating income in 1998. CSXI's headquarters are located in Jacksonville, Florida. CSXI's intermodal network will expand to 49 terminals in 1999 as a result of the integration of Conrail operations. See "-- Conrail Acquisition" in this section of this prospectus supplement and "CSX Corporation--Conrail Acquisition" in the accompanying prospectus.

  CTI is one of the nation's leading third-party logistics providers, offering inventory management, distribution, warehousing, assembly and just-in-time delivery services. Headquartered in Jacksonville, Florida, CTI is the fastest growing unit of CSX. CTI accounted for 4% of CSX's operating revenue and 2% of operating income in 1998.

  Resort holdings include the Mobil Five-Star and AAA Five-Diamond hotel, The Greenbrier in White Sulphur Springs, West Virginia. CSX Real Property, Inc. is responsible for sales, leasing and development of CSX-owned properties. CSX holds a majority interest in Yukon Pacific Corporation, which is promoting construction of the Trans-Alaska Gas System to transport Alaska's North Slope natural gas to Valdez for export to Asian markets.

  CSX was incorporated in Virginia in 1978. CSX's principal executive offices are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219 (telephone 804-782-1400). Unless the context indicates otherwise, references herein to CSX are to CSX Corporation and its consolidated subsidiaries.

Conrail Acquisition

  In April 1997, CSX and Norfolk Southern Corporation ("Norfolk Southern") entered into an agreement providing for their joint acquisition of Conrail Inc. ("Conrail") and the allocation of its routes and other assets. Under the terms of the agreement, CSX and Norfolk Southern acquired all outstanding shares of Conrail not already owned by them for $115 per share in cash during the second quarter of 1997. CSX and Norfolk Southern each possess 50% of the voting and management rights of a jointly owned acquisition company, and non-voting equity is divided between the parties to achieve overall economic allocations of 42% for CSX and 58% for Norfolk Southern. CSX and Norfolk Southern filed an application for control of Conrail with the Surface Transportation Board ("STB") in June 1997. On July 23, 1998, following an extensive review, the STB issued a written decision approving the application with limited conditions. The decision permitted CSX and Norfolk Southern to exercise joint control over Conrail on August 22, 1998. At that time, the voting trust holding the Conrail shares was dissolved, and a new Conrail board of directors was elected.

  The total cost of acquiring the outstanding shares of Conrail under the joint CSX/Norfolk Southern agreement was approximately $9.8 billion. Pursuant to the agreement, CSX has paid 42%, or approximately $4.1 billion, and Norfolk Southern has paid 58%, or approximately $5.7 billion, of such cost.

  CSX initially financed its portion of the Conrail acquisition through a combination of fixed rate notes and commercial paper. The fixed rate notes, issued through a $2.5 billion multitranche offering in May 1997, have maturities ranging from 2002 to 2032 and interest rates ranging from 6.95% to 8.30%. Through mid-1998, commercial paper borrowings supported by a bank credit facility were used to finance approximately $1.7 billion of CSX's investment in Conrail. From May through December 1998, CSX replaced approximately $1 billion of the commercial paper borrowings with fixed rate debt. Maturities on the new debt range from 2001 to 2028, and interest rates range from 5.85% to 6.80%. CSX currently has approximately $800 million of capacity available under a shelf registration and may replace additional commercial paper borrowings with longer term debt.

  CSX and Norfolk Southern currently expect to implement integrated operations with Conrail on June 1, 1999. On that date, the parties will begin operating specified portions of the Conrail routes and other assets pursuant to various operating agreements. Certain Conrail assets will be operated for the joint benefit of CSX and Norfolk Southern.

  CSX is actively planning for the smooth integration of Conrail operations into its rail system. Plans involve all facets of combining the two systems, including: safety; customer service; train scheduling, switching and routing; equipment utilization and track programs; commuter and passenger rail operations; marketing; technology; labor agreements; and administration. Related capital improvements to certain routes and facilities on the CSX rail system are substantially complete. Preparations leading up to the June 1 implementation date will be concentrated on the completion and testing of technology systems.

  CSX has finalized the implementing agreement process with all the organizations that represent Conrail's unionized work force except the Brotherhood of Maintenance of Way Employees ("BMWE"). An implementing agreement with the BMWE was imposed by an arbitrator, but the organization appealed to the STB. CSX then negotiated a settlement with the BMWE that is subject to a ratification vote by the membership. That vote is expected to be completed by early May.

  Until the integration of rail operations takes place, Conrail will continue to operate as a Class I railroad, and CSX's operating results will include 42% of Conrail's net income, reported under the equity method of accounting, and its share of the expense arising from the allocation of the joint purchase price to Conrail's underlying assets and liabilities. CSX will continue to incur interest expense on the debt issued to acquire the Conrail investment. Transition expenses are expected to continue into the second quarter of 1999, but will decline rapidly once integration is achieved.

  Upon integration, CSX expects to begin realizing revenue benefits from freight traffic that currently moves on other modes of transportation, principally trucks. CSX also expects to begin realizing cost savings from the elimination of duplicate positions and facilities, as well as other efficiencies created by combining its allocated portion of the Conrail system with its existing rail operations. As CSX and Norfolk Southern move to integrate the Conrail operations, as expected, they will compete for traffic located in markets formerly served solely by Conrail. CSX expects that as a result of this process of entering new markets, there may be changes in the historic rate and traffic patterns, including some rate reductions and traffic volume shifts. The process will be driven by market conditions, and CSX presently cannot assess the impact of these transition effects on either the timing or realization of the projected benefits of the Conrail transaction.

                      RATIO OF EARNINGS TO FIXED CHARGES

                           For the Three
                            Months Ended             For the Fiscal Year Ended
                         ------------------ --------------------------------------------
                         April 2, March 27, Dec. 25, Dec. 26, Dec. 27, Dec. 29, Dec. 30,
                           1999     1998      1998     1997     1996     1995     1994
                         -------- --------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges (a)(b)...   1.4x     1.6x      1.8x     2.6x     4.0x     3.2x     3.1x

--------
(a) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus interest expense on indebtedness, amortization of debt discount, the interest portion of fixed rent expense, undistributed earnings of affiliates accounted for using the equity method and minority interest expense. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

(b) Pretax earnings for certain periods include various non-recurring gains and charges. These items are summarized as follows:

    (1) A net investment gain of $154 million from the conveyance of the Company's barge subsidiary to a joint venture is included for the fiscal year ended December 25, 1998.

    (2) A restructuring credit of $30 million is included for the fiscal year ended December 25, 1998 to reflect the reversal of a portion of the Company's 1995 restructuring charge (see (3) below) due to a change in the Company's plan of restructuring.

    (3) A charge of $257 million to recognize the estimated costs of initiatives to revise, restructure and consolidate specific operations and administrative functions at the Company's rail and container-shipping units is included for the fiscal year ended December 29, 1995.

    Excluding the aforementioned items, the ratio of earnings to fixed charges would have been:

        Fiscal year ended December 25, 1998   1.5x
        Fiscal year ended December 29, 1995   3.7x

                                USE OF PROCEEDS

  It is expected that substantially all of the net proceeds from the sale of the Notes offered hereby will be used to refinance the portion of CSX's outstanding commercial paper that is classified as long-term debt. At April 2, 1999, CSX had approximately $1.4 billion of commercial paper outstanding, including $1.0 billion which was classified as long-term debt based on CSX's ability and intent to maintain the debt outstanding for more than one year. At April 2, 1999, the weighted average maturity of CSX's outstanding commercial paper was approximately 32 days and the weighted average interest rate was approximately 5.07%. The balance, if any, of the net proceeds will be used for general corporate purposes, which may include capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at CSX's major transportation units.

                             DESCRIPTION OF NOTES

  The following description of the particular terms of the Notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the accompanying prospectus, to which description reference is hereby made. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying prospectus and the Indenture (as defined below). The following description of the Notes will apply to such Notes, unless otherwise specified in the applicable pricing supplement.

  The interest rate or interest rate index, if any, the Specified Currency, issue price, Stated Maturity, Interest Payment Dates and redemption or sinking fund provisions, if any, and any other terms applicable to each Note and established by CSX at the time of issuance of such Note will be indicated in the applicable pricing supplement. Unless otherwise indicated in the applicable pricing supplement, the Notes, except Zero-Coupon Notes, will bear interest at a fixed rate or a rate or rates determined by reference to the Commercial Paper Rate, LIBOR, the Treasury Rate, the CD Rate, the Federal Funds Effective Rate, the Prime Rate, the CMT Rate or other rate index, as indicated in the applicable pricing supplement. A "Zero-Coupon Note" means a Note that does not bear interest prior to Maturity. Zero-Coupon Notes will be issued at a discount from the principal amount payable at Maturity thereof, and Holders (as defined in the Indenture, which in turn is defined below) of such Notes will not receive periodic payments of interest. Interest rates or interest rate indices are subject to change by CSX from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by CSX.

General

  The Notes offered by this prospectus supplement will form a part of the Medium-Term Notes, Series C, Due 9 Months or Longer from Date of Issue (the "Series C Notes") and will be issued under the Indenture, dated as of August 1, 1990 between CSX and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998 (such Indenture, as so supplemented, is herein referred to as the "Indenture") referred to in the accompanying prospectus. The Series C Notes constitute a single series for purposes of the Indenture and are currently limited to an aggregate initial offering price of up to $750,000,000. As of May 7, 1999, we have issued $350,000,000 aggregate initial offering price of the Series C Notes. As a result, the Notes offered hereby are currently limited to an aggregate initial offering price of up to $400,000,000 (including, in the case of Foreign Currency Notes (as defined herein), the equivalent thereof at the Market Exchange Rate on the applicable trade dates, in a Specified Currency (as defined herein)). The aggregate initial offering price of the Notes offered hereby is subject to reduction as the result of the sale by CSX of other Debt Securities, including the sale outside the United States of any other series of medium-term notes, or, provided that no such reduction will affect any Note already issued or as to which an offer to purchase has been accepted by CSX, by or pursuant to action of CSX's Board of Directors. See

"Supplemental Plan of Distribution" below. The foregoing limit, however, may be increased by CSX if in the future it determines that it may wish to sell additional Notes. The Indenture does not limit the amount of other debt that may be incurred by CSX. CSX may, from time to time, without the consent of the Holders of Notes, provide for issuance of Notes or other Debt Securities under the Indenture in addition to the U.S. $400,000,000 aggregate initial offering price of Notes offered hereby. The "Market Exchange Rate" for any Specified Currency means the noon buying rate in The City of New York for cable transfers for such Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York. The following description of the particular terms of the Notes applies to definitive Notes and to any permanent Global Note or Notes representing Book-Entry Notes, but does not apply to Book-Entry Notes. For a description of special provisions that apply to Book-Entry Notes, see "Book-Entry Notes" below.

  The Notes will be unsecured obligations of CSX and will rank pari passu with all other unsecured and unsubordinated indebtedness of CSX.

  Each Note will mature on any day 9 months or longer from its date of original issuance (each an "Issue Date"), as selected by the initial purchaser and agreed to by CSX, as specified in the applicable pricing supplement.

  The Notes will be issuable only in fully registered form and the Notes, other than Foreign Currency Notes, will be issuable only in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof. For a description of the denominations of Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes" below.

  The Notes may be issued as Original Issue Discount Notes. An "Original Issue Discount Note" is a Note, including any Zero-Coupon Note, which is issued at a price lower than the amount payable at the Stated Maturity thereof and which provides that upon redemption or acceleration of the Maturity thereof an amount less than the principal amount payable at the Stated Maturity thereof and determined in accordance with the terms thereof shall become due and payable. Original Issue Discount Notes, as well as certain other Notes offered hereunder, may, for United States federal income tax purposes, be considered "Discount Notes." The principal United States federal income tax consequences of the ownership of Discount Notes are described under "United States Taxation--United States Holders--Original Issue Discount" in the accompanying prospectus.

  The Notes may be issued as with the principal thereof payable at Maturity to be determined by reference to an index (e.g. currencies or currency units or financial indices) ("Indexed Notes"), as set forth in the applicable pricing supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of such Notes depending upon the fluctuation of the relative value, rate or price of the specified index. Specific information pertaining to the method for determining the principal, premium or interest payable in respect of such Notes, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note, any risk factors, and certain additional tax considerations will be described in the applicable pricing supplement.

  Unless otherwise indicated in the applicable pricing supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on such Notes will be made in U.S. dollars in the manner described in this prospectus supplement and in the accompanying prospectus under the caption "Description of Debt Securities--Payment and Paying Agents." If any of the Notes are to be denominated in a Specified Currency, additional information pertaining to the terms of such Notes and other matters of interest to the Holders thereof, including any risk factors, will be described in the applicable pricing supplement. See "Special Provisions Relating to Foreign Currency Notes" and "United States Taxation" in the accompanying prospectus.

  Payments of principal of and any premium and interest payable at Maturity on a Note denominated in U.S. dollars will be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that the Note is presented to the Paying

Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. With respect to payments on Foreign Currency Notes at Maturity, see "Special Provisions Relating to Foreign Currency Notes" below.

  The Notes may be presented for registration of transfer or exchange at the offices of The Chase Manhattan Bank, as Security Registrar, in the Borough of Manhattan, The City of New York.

  For a description of the rights attaching to each series of Debt Securities under the Indenture, see "Description of Debt Securities" in the accompanying prospectus.

  The provisions of the Indenture described under "Description of Debt Securities--Defeasance and Covenant Defeasance" in the accompanying prospectus apply to the Notes.

Redemption at the Option of CSX

  Unless otherwise specified in the applicable pricing supplement, the Notes will not be subject to any sinking fund. The applicable pricing supplement will indicate if the Notes will be redeemable prior to Maturity and the terms on which such Notes will be redeemable at the option of CSX. If so specified, the Notes will be subject to redemption at the option of CSX on and after a specified date prior to its Stated Maturity in whole or from time to time in part in increments of U.S. $1,000 or such other minimum denomination specified in such pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination), at a specified price or prices (which may include a premium), together with unpaid interest accrued to the date of redemption, on notice given not more than 60 nor less than 30 calendar days prior to the date of redemption and in accordance with the provisions of the Indenture.

Repayment at the Noteholders' Option; Repurchases by CSX

  The applicable pricing supplement will indicate if the Notes will be repayable at the option of the Holders thereof on a date specified prior to Maturity and, unless otherwise specified in the pricing supplement, such Notes shall be repayable at a price equal to 100% of the principal amount thereof, together with unpaid interest accrued to the date of repayment. On and after such date of repayment, interest will cease to accrue on such Notes or any portion thereof tendered for repayment. On or before such date of repayment, CSX shall deposit with the Trustee or a Paying Agent money sufficient to pay the principal of and any accrued interest on such Notes to be tendered for repayment.

  In order for such a Note to be repaid, the Trustee must receive at least 30 days but not more than 60 days prior to the repayment date (i) such Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Note duly completed or (ii) facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that such Note to be repaid, together with the duly completed form entitled "Option of Holder to Elect Purchase" on the reverse of such Note, will be received by the Trustee not later than the fifth Business Day after the date of such facsimile transmission or letter; however, such facsimile transmission or letter shall only be effective if such Note and duly completed form are received by the Trustee by such fifth Business Day. Unless otherwise specified in the applicable pricing supplement, exercise of the repayment option by the Holder of a Note will be irrevocable unless waived by CSX. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note, but in that event, the principal amount of the Note remaining outstanding after repayment must be in an authorized denomination and the denomination or denominations of the Note or Notes to be issued to the Holder for the portion of the principal amount of such Note surrendered that is not to be repaid must be specified.

  If a Note is represented by a Global Note, the Depositary's nominee will be the sole Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other participant or indirect participant (as defined below) through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different deadlines for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct participant or indirect participant through which it holds an interest in a Note in order to ascertain the deadline by which such instruction must be given in order for timely notice to be delivered to the Depositary.

  If applicable, CSX will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if required, and will file Schedule 13E-4 or any other schedule, if required, and comply with any other applicable securities laws or regulations in connection with any such repayment.

  CSX may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by CSX may, at the discretion of CSX, be held, resold or surrendered to the Trustee for cancellation.

Interest

  Each Note, except a Zero-Coupon Note, will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date (or in the case of a Floating Rate Note with daily or weekly Interest Reset Dates, the day following the most recent Regular Record Date) with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for at the fixed rate per annum, or at the rate per annum determined pursuant to the interest rate index specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each Interest Payment Date and at Maturity. Interest will be payable generally to the Person in whose name a Note (or any predecessor Note) is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following the Issue Date of such Note to the registered owner on the Regular Record Date immediately preceding such Interest Payment Date.

  Each Note, except a Zero-Coupon Note, will bear interest at either (a) a fixed rate or rates (a "Fixed Rate Note") or (b) a variable rate determined by reference to an interest rate index (a "Floating Rate Note"), which may be adjusted by adding or subtracting the Spread (as defined below) or multiplying by the Spread Multiplier (as defined below), unless otherwise indicated in the applicable pricing supplement. Holders of Zero-Coupon Notes will receive no periodic payments of interest on such Notes.

  Interest rates or interest rate indices are subject to change by CSX from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by CSX.

  In addition to any maximum interest rate which may be applicable to any Note, the interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Fixed Rate Notes

  The applicable pricing supplement relating to a Fixed Rate Note will designate a fixed rate of interest per annum payable on such Note. Unless otherwise indicated in the applicable pricing supplement, the Interest Payment Dates for Fixed Rate Notes will be March 1 and September 1 of each year and at Maturity and the Regular Record Dates for Fixed Rate Notes will be the February 15 or August 15, as the case may be, next preceding the March 1 and September 1 Interest Payment Dates. Unless otherwise indicated in the applicable pricing supplement, interest payments for Fixed Rate Notes shall be the amount of interest accrued to but excluding the relevant Interest Payment Date. Interest on such Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the Maturity of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

Floating Rate Notes

  The applicable pricing supplement relating to a Floating Rate Note will designate an interest rate basis for such Floating Rate Note. Such index may be: (a) the Commercial Paper Rate, in which case such Note will be a "Commercial Paper Rate Note"; (b) LIBOR, in which case such Note will be a "LIBOR Note"; (c) the Treasury Rate, in which case such Note will be a "Treasury Rate Note"; (d) the Certificate of Deposit Rate, in which case such Note will be a "CD Rate Note"; (e) the Federal Funds Effective Rate, in which case such Note will be a "Federal Funds Rate Note"; (f) the Prime Rate, in which case such Note will be a "Prime Rate Note"; (g) the CMT Rate, in which case such Note will be a "CMT Rate Note"; or (h) such other interest rate index as is set forth in such pricing supplement. The applicable pricing supplement for a Floating Rate Note also will specify the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to such Note. "Spread" means the number of basis points specified in the applicable pricing supplement as being applicable to the interest rate for a particular Floating Rate Note and "Spread Multiplier" means the percentage specified in the applicable pricing supplement as being applicable to the interest rate for a particular Floating Rate Note. In addition, such pricing supplement will particularize for each Floating Rate Note the following terms, if applicable: Calculation Dates; Initial Interest Rate; Interest Payment Dates; Regular Record Dates; Index Maturity; Interest Determination Dates; and Interest Reset Dates (each as defined below). If one or more of the applicable interest rate basis is LIBOR or the CMT Rate, the applicable pricing supplement will also specify the Index Currency and the Designated LIBOR Page or the Designated CMT Maturity Index and Designated CMT Telerate Page, respectively, as such terms are defined below. "Calculation Date", where applicable, means the date by which the Calculation Agent is to calculate the interest rate for a Floating Rate Note which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date, or if any such day is not a Market Day (as defined below), the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be. "Market Day" means
(a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Market Day"), and (c) with respect to Foreign Currency Notes only, any day that, in the Principal Financial Center (as defined below) of the country of the Specified Currency or, with respect to Foreign Currency Notes denominated in European Currency Units, Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close. "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate index is based, as indicated in the applicable pricing supplement. "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "H.15 Daily Update" means the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.bog.fed.us/releases/h15/update, or any successor site or publication. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described above with respect to European Currency Units) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of European Currency Units, Luxemburg), as applicable, except, in the case of (i) or (ii) above, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders,

Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively.

  If a Floating Rate Note is designated in the applicable pricing supplement as an "Inverse Floating Rate Note," then, except as described below or in the applicable pricing supplement, such Floating Rate Note will bear interest at a floating interest rate equal to a fixed interest rate minus the rate determined by reference to the applicable interest rate index (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified in the applicable pricing supplement, the interest rate thereon will not be less than zero. Commencing on the initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the initial Interest Reset Date will be the Initial Interest Rate.

  The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Date"), as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be as follows: in the case of Floating Rate Notes which reset daily, each Market Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December; in the case of Floating Rate Notes which reset semi-annually, the third Wednesday of two months of each year which are six months apart, as specified in the applicable pricing supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable pricing supplement; provided, however, that the interest rate in effect from the Issue Date of a Floating Rate Note (or any predecessor Note) to the first Interest Reset Date will be the Initial Interest Rate (as defined below and as set forth in the applicable pricing supplement). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Market Day, the Interest Reset Date for such Floating Rate Note shall be the next succeeding Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. "Initial Interest Rate" means the rate at which a Floating Rate Note will bear interest from its Issue Date to the first Interest Reset Date, as indicated in the applicable pricing supplement.

  The Interest Determination Date pertaining to an Interest Reset Date for (a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (d) a Prime Rate Note (the "Prime Interest Determination Date") or (e) a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

  A Floating Rate Note may have either or both of the following: (a) a maximum numerical interest rate limitation, or ceiling, on the rate of interest which may accrue during any interest period and (b) a minimum numerical interest rate limitation, or floor, on the rate of interest which may accrue during any interest period.

  Unless otherwise indicated in the applicable pricing supplement and except as provided below, the Interest Payment Dates for Floating Rate Notes will be, in the case of Floating Rate Notes that reset daily, weekly or that reset monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as indicated in the applicable pricing supplement); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semi-annually, the third Wednesday of the two months of each year that are six months apart specified in the applicable pricing supplement; and in the case of Floating Rate Notes that reset annually, the third Wednesday of the month specified in the applicable pricing supplement, and in each case, at Maturity. If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Market Day, such Interest Payment Date will be the next succeeding Market Day, except that in the case of a LIBOR Note, if such day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Market Day. The "Regular Record Date" with respect to Floating Rate Notes shall be the date 15 calendar days prior to each Interest Payment Date, whether or not such date shall be a Market Day. If the Maturity of a Floating Rate Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity to the date of such payment on the next succeeding Market Day.

  Unless otherwise indicated in the applicable pricing supplement, interest payments for a Floating Rate Note shall be the amount of interest accrued from and including each Interest Payment Date (or from and including the Issue Date in which case no interest has been paid) to, but excluding, the next succeeding Interest Payment Date or Maturity, as the case may be.

  Accrued interest on any Floating Rate Note from its Issue Date or from the last date to which interest has been paid or duly provided for is calculated by multiplying the face amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the Issue Date or from the last date to which interest has been paid or duly provided for, as the case may be, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

  Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544%
(or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

  Upon the request of the Holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect, and, if then determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Floating Rate Note. The "Calculation Agent" means the agent appointed by CSX to calculate interest rates as described below for Floating Rate Notes. Unless otherwise provided in an applicable pricing supplement, the Calculation Agent will be The Chase Manhattan Bank.

Commercial Paper Rate Notes

  Each Commercial Paper Rate Note will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise indicated in the applicable pricing supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate quoted on a discount basis on such date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Commercial Paper--Nonfinancial." If such rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial." If such rate is neither published in H.15(519) or in
H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (after consultation with CSX) for commercial paper having the Index Maturity specified in the applicable pricing supplement placed for a non-financial entity whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

  "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                             D X 360       X 100
                    Money Market Yield =  -------------
                                          360 - (D X M)


where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR Notes

  Each LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, "LIBOR" means the rate determined in accordance with the following provisions:

    (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified in such pricing supplement, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified in such pricing supplement, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

    (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the

  London interbank market, as selected by the Calculation Agent (after consultation with CSX), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified in the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with CSX) for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

  "Index Currency" means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR shall be calculated. If no such currency or composite currency is specified in the applicable pricing supplement, the Index Currency shall be United States dollars.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified in such pricing supplement (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Treasury Rate Notes

  Each Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if
any) specified in the applicable pricing supplement.

  Unless otherwise indicated in the applicable pricing supplement, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"). If such rate is not published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate will be the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the rate described in the preceding sentence is not announced by the United States Department of the Treasury, or if such auction is not held, the Treasury Rate will be the rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on the applicable Treasury Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Treasury Rate will be the rate on the applicable Treasury Interest

Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate described in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers (which may include any of the Agents or their affiliates; each, a "Reference Dealer") selected by the Calculation Agent (after consultation with CSX), for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the Reference Dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

CD Rate Notes

  Each CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise indicated in the applicable pricing supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not so published by 9:00 A.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the heading "CDs (Secondary Market)." If such rate is neither published in H.15(519) or in H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent (after consultation with CSX) for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable U.S. dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

Federal Funds Rate Notes

  Each Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Federal Funds Effective Rate and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise indicated in the applicable pricing supplement, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 or any other page as may replace the applicable page on that service ("Telerate Page 120"). If such rate is not displayed on Telerate Page 120 or is not published by 9:00 A.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in H.15 Daily Update under the heading "Federal Funds/(Effective)." If such rate is neither published in H.15(519) or in H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such

Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent (after consultation with
CSX); provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

Prime Rate Notes

  Each Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the related Calculation Date, then the Prime Rate shall be the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, in either H.15(519) or H.15 Daily Update then the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by at least three major money center banks in The City of New York selected by the Calculation Agent (after consultation with CSX); provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

  "Reuters Screen US PRIME 1 Page" means the display designated as page "US PRIME 1" on the Reuter Monitor Money Rates Service (or any successor service) or such other page as may replace the US PRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

CMT Rate Notes

  Each CMT Rate Note will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation

Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement and in an amount that is representative for a single transaction in that market at that time. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as described herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury notes with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

  "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable pricing supplement, the Designated CMT Maturity Index shall be two years.

Book-Entry Notes

  Upon issuance, all Book-Entry Notes of like tenor and having the same Issue Date will be represented by one or more permanent global Notes in definitive, fully registered form without interest coupons (the "Global Notes"). Each Global Note representing Book-Entry Notes will be deposited with the Trustee, as custodian for, and registered in the name of, a nominee of The Depository Trust Company, as Depositary (the "Depositary"), located in the Borough of Manhattan, The City of New York.

  Ownership of beneficial interests in Book-Entry Notes will be limited to persons who have accounts with the Depositary ("participants") or persons who hold interests through participants. Ownership of beneficial interests in Book-Entry Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer Book-Entry Notes.

  So long as the Depositary, or its nominee, is the registered owner or holder of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with the Depositary's applicable procedures, in addition to those provided for under the Indenture.

  CSX has been advised by the Depositary that upon the issuance of Global Notes representing Book-Entry Notes, and the deposit of such Global Notes with the Depositary, the Depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the Book-Entry Notes represented by such Global Notes to the accounts of participants. The accounts to be credited shall be designated by the soliciting Agent, or by CSX, if such Notes are offered and sold directly by CSX.

  Payments of principal of and any premium and interest on Book-Entry Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner thereof. Such payments to the Depositary or its nominee, as the case may be, will be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, the Global Notes are presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. None of CSX, the Trustee or any agent of CSX or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of Book-Entry Notes or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such Book-Entry Notes.

  CSX expects that the Depositary or its nominee upon receipt of any payment of principal of or any premium or interest in respect of a Global Note, will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Notes as shown on the records of the Depositary or its nominee. CSX also expects that payments by participants to owners of beneficial interests in Book-Entry Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

  Transfers between participants in the Depositary will be effected in the ordinary way in accordance with the Depositary's rules and will be settled in same-day funds.

  CSX expects that the Depositary will take any action permitted to be taken by a Holder (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account or accounts the Depositary interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the Note as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, the Depositary will exchange the applicable Global Note for Definitive Notes, which it will distribute to its participants.

  CSX understands that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among participants through electronic book-entry changes in accounts of its participants and certain other organizations, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations, and certain other organizations, some of whom (or their representatives) own interests in the Depositary. Indirect access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although the Depositary is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither CSX nor the Trustee will have any responsibility for the performance by the Depositary or its respective participants or indirect participants of its respective obligations under the rules and procedures governing their operations.

  The Global Notes representing Book-Entry Notes may not be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depository, or by the Depository or such nominee to a successor of the Depositary or a nominee of such successor.

  The Global Notes representing Book-Entry Notes are exchangeable for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the Depositary notifies CSX that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by CSX within 90 days, (y) CSX in its sole discretion determines that such Book-Entry Notes shall be exchangeable for definitive Notes in registered form or (z) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes. Any Global Note representing Book-Entry Notes that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in the denominations indicated in the applicable pricing supplement. Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be canceled by the Trustee and the Definitive Notes shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its participants, any indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the persons in whose names such Notes are so registered and shall recognize such persons as the Holders thereof.

  Except as provided above, owners of Book-Entry Notes will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no Global Note representing Book-Entry Notes shall be exchangeable, except for another Global Note of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a Book-Entry Note must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under such Global Note or the Indenture. The Indenture provides that the Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture. CSX understands that under existing industry practices, in the event that CSX requests any action of Holders or an owner of a Book-Entry Note desires to give or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants owning the relevant Book-Entry Notes to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

  The following provisions apply to Notes denominated in one or more foreign currencies or currency units (a "Specified Currency") as may be designated by CSX at the time of the offering (the "Foreign Currency Notes") and supplement the description of general terms and provisions of Debt Securities set forth in the accompanying prospectus and elsewhere in this prospectus supplement. Risks associated with particular Foreign Currency Notes will be described in the applicable pricing supplement.

  The authorized denominations for particular Foreign Currency Notes will be indicated in the applicable pricing supplement.

  Specific information pertaining to the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates, risk factors and a description of the currency or currency unit and any exchange controls, will be described in the applicable pricing supplement.

  Unless otherwise specified in the applicable pricing supplement, purchasers are required to pay for Foreign Currency Notes in the Specified Currency. If requested, on or prior to the fifth Market Day preceding the date of delivery of the Notes, or by such other day as determined by the Agent who presented such offer to purchase Notes to CSX, such Agent is prepared to arrange for the conversion of U.S. dollars into the Specified Currency to enable the purchasers to pay for the Notes. Each such conversion will be made by such Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

Payment of Principal, Premium and Interest

  The principal of and any premium and interest on Foreign Currency Notes are payable by CSX in U.S. dollars. Unless otherwise specified in the applicable pricing supplement, the Exchange Rate Agent (as defined below) will obtain the quotations necessary to convert the amount of all payments of principal of and any premium and interest on Foreign Currency Notes from the Specified Currency to U.S. dollars. Unless otherwise specified in the applicable pricing supplement, however, the Holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as described below.

  Any U.S. dollar amount to be received by a Holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holder of the Foreign Currency Note by deductions from such payments. "Exchange Rate Agent" means the agent appointed by CSX to obtain the quotations necessary to convert the amount of principal and any premium and interest payments on Foreign Currency Notes from the Specified Currency into U.S. dollars. Unless otherwise indicated in the applicable pricing supplement, the Exchange Rate Agent will be The Chase Manhattan Bank.

  Unless otherwise specified in the applicable pricing supplement, a Holder of a Foreign Currency Note may elect to receive payment of the principal of and any premium and interest on such Note in the Specified Currency by filing a written request, signature guaranteed, for such payment at the office of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least sixteen days prior to Maturity, as the case may be. A Holder of a Foreign Currency Note may make such election with respect to all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until changed by written notice to the Paying Agent, but written notice of any such change must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Any such election or change thereof will be deemed to be made for all Foreign Currency Notes denominated in such Specified Currency which are registered in the name of such Holder, unless such Holder specifies in such written request the particular Foreign Currency Notes with regard to which such election or change thereof shall not apply. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Except as described below, principal of and any premium and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the accompanying prospectus and this prospectus supplement for principal of and any premium and interest on Notes denominated in U.S. dollars, and principal of and any premium and interest on Foreign Currency Notes paid in a Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. In addition, payments in U.S. dollars of principal of and any premium and interest on a Foreign Currency
Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the Holder thereof, be made in immediately available funds at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Also, payments in a Specified Currency of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the Holder thereof, be made by wire transfer to an account with a bank located in the country of the Specified Currency, as shall have been designated on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be, provided that, in the case of payments of principal and any premium, the Note is presented at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Any request of a Holder in accordance with this paragraph must be transmitted to the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such Holder may make such election for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least sixteen days prior to Maturity, as the case may be.

  Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a Global Note or Notes representing Book-Entry Notes denominated in a Specified Currency that elects to receive payments of principal, premium or interest in such Specified Currency must notify the participant through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and at least sixteen days prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Business Day after such Record Date or at least twelve days prior to Maturity, as the case may be, and the Depositary will notify the Paying Agent of such election on or prior to the fifth Business Day after such Record Date or at least ten days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, then such beneficial owner will receive payments in the applicable Specified Currency.

Payment Currency

  If a Specified Currency is not available for the payment of principal or any premium or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond the control of CSX or is no longer used by the government of the country issuing such Specified Currency for the settlement of transactions by public institutions of or within the international business community, CSX will be entitled to satisfy its obligations to Holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate two Business Days prior to the date of such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

  If payment in respect of a Foreign Currency Note is required to be made in any currency unit (e.g., European Currency Unit or Euro), and such currency unit is unavailable due to the imposition of exchange controls or is no longer used by the monetary authority issuing such currency unit or other circumstances beyond the reasonable control of CSX, CSX will be entitled to satisfy its obligations to the Holder of such Foreign Currency Note by making such payment in U.S. dollars. The amount of each payment in U.S. dollars shall be computed by the Exchange Rate Agent on the basis of the equivalent of the currency unit in U.S. dollars. The component currencies of the currency unit for this purpose (collectively, the "Component Currencies" and each, a "Component Currency") shall be the currency amounts that were components of the currency unit as of the last day on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified in the applicable pricing supplement.

  If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of the currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by the amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

  Any payment made in U.S. dollars under such circumstances where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture with respect to the Notes.

  All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of the Foreign Currency Notes.

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

  Unless otherwise specified in the applicable pricing supplement, the Agents shall be Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, NationsBanc Montgomery Securities LLC and Salomon Smith Barney Inc. Under the terms of a Distribution Agreement, dated May 7, 1999 (the "Distribution Agreement"), among CSX and the Agents, the Notes may be offered on a continuing basis by CSX through the Agents, each of which has agreed to use its best efforts to solicit purchases of the Notes. CSX will pay each Agent a commission of from .125% to .750% of the principal amount of each Note sold through such Agent, depending on its Stated Maturity. Commissions with respect to Notes with Stated Maturities in excess of 30 years that are sold through an Agent will be negotiated between CSX and such Agent at the time of such sale. CSX has reserved the right to sell Notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by CSX. CSX will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, in whole or in part.

  CSX also may sell Notes to any Agent, acting as principal, at a discount to be agreed upon at the time of sale, for resale to one or more investors at varying prices related to prevailing market prices at the time of such resale, as determined by such Agent or, if so agreed by CSX and the applicable Agent and specified in the applicable pricing supplement, at a fixed public offering price. The offering price and other selling terms may from time to time be varied by such Agent.

  Unless otherwise indicated in the applicable pricing supplement, payment of the purchase price of Notes, other than Foreign Currency Notes, will be required to be made in funds immediately available in The City of New York. With respect to payment of the purchase price of Foreign Currency Notes, see "Special Provisions Relating to Foreign Currency Notes--General."

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act. CSX has agreed to indemnify the Agents against and contribute toward certain liabilities, including liabilities under the Securities Act. CSX has agreed to reimburse the Agents for certain expenses.

  In addition to offering Notes through the Agents as described herein, other Securities that have terms substantially similar to the terms of the Notes offered hereby (but constituting one or more separate series of Securities for purposes of the Indenture) may in the future be offered, concurrently with the offering of the Notes, on a continuing basis outside the United States by CSX. The aggregate principal amount of Notes offered hereby is subject to reduction as a result of the sale by CSX of other Securities, including the sale outside the United States of any other series of medium-term notes.

  The Notes will not be listed on any securities exchange, unless otherwise indicated in the applicable pricing supplement, and there can be no assurance that the Notes offered by this prospectus supplement will be sold or that there will be a secondary market for the Notes. One or more of the Agents may make a market in the Notes, but are not obligated to do so and may discontinue any market-making at any time without notice.

  In connection with certain offerings of the Notes, the Agents may engage in overallotment, stabilizing transactions and short covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the Agent(s). Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Short covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and short covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

  The table appearing on the cover page of this prospectus supplement describes the potential proceeds CSX will receive but does not include expenses payable by CSX in connection with the offering and sale of the Notes which are estimated to be $250,000.

  In the ordinary course of business, the Agents and their affiliates have engaged in and may in the future engage in investment banking and general financing and banking transactions with CSX and certain of its affiliates. In particular, affiliates of certain of the Agents participate in certain of CSX's credit facilities and, accordingly, if any proceeds from the sale of the Notes are applied by CSX to repay amounts borrowed under such facilities, such affiliates will receive their proportionate share of the amounts repaid. The Chase Manhattan Bank, the Trustee, is an affiliate of Chase Securities Inc.

                             VALIDITY OF THE NOTES

  The validity of the Notes offered hereby will be passed upon for CSX by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. Certain legal matters will be passed upon for the Agents by Shearman & Sterling, New York, New York. The opinions of McGuire, Woods, Battle & Boothe LLP and Shearman & Sterling will be conditioned upon, and subject to certain assumptions regarding, future action required to be taken by CSX and the Trustee in connection with the issuance and sale of any particular Note, the specific terms of Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of such opinions. Robert L. Burrus, Jr., a partner of McGuire, Woods, Battle & Boothe LLP, is a director of CSX and owns 9,174 shares of CSX's Common Stock.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited the Company's consolidated financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 25, 1998, as set forth in their report, which is incorporated in this prospectus supplement by reference. The Company's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

PROSPECTUS

                                 $800,000,000


                    [LOGO OF CSX CORPORATION APPEARS HERE]

             DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                     COMMON STOCK AND SECURITIES WARRANTS

                               ----------------

  We may sell from time to time, in one or more offerings:

                                 . debt securities

                                 . preferred stock

                                 . depositary shares

                                 . common stock

                                 . warrants for debt securities, preferred
                                   stock or common stock

                               ----------------

  The total offering price of these securities, in the aggregate, will not exceed $800,000,000. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                   This prospectus is dated January 5, 1999

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a shelf registration statement that CSX Corporation ("CSX" or the "Company") filed with the Securities and Exchange Commission (the "Commission"). Under this shelf registration statement, CSX may sell any combination of the securities described in this prospectus (the "Securities") in one or more offerings up to a total dollar amount of $800,000,000. For further information about the Company's business and the securities, you should refer to this registration statement and its exhibits. The exhibits to the registration statement contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the Securities CSX may offer, you should review the full text of these documents. The registration statement can be obtained from the Commission as indicated under the heading "Where You Can Find More Information."

  This prospectus provides you with a general description of the Securities CSX may offer. Each time CSX sells Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".

  You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. CSX has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. CSX will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information CSX previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. The Company's business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

  CSX is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with such requirements, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the Commission at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where the Company's common stock ("Common Stock") is listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Commission allows CSX to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that CSX files later with the Commission will automatically update and supersede this information. CSX incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until CSX sells all of the Securities.


  .  Annual Report on Form 10-K for the fiscal year ended December 26, 1997,

  . Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 1998, June 26, 1998 and September 25, 1998, and

  . Current Reports on Form 8-K dated April 22, 1998, May 12, 1998, May 29, 1998, October 2, 1998 and October 27, 1998.

  You may request a copy of any filings referred to above, at no cost, by writing or telephoning us at the following address: Alan A. Rudnick, Vice President--General Counsel and Corporate Secretary, CSX Corporation, One James Center, 901 East Cary Street, Richmond, Virginia 23219, telephone number
(804) 782-1400.

                                CSX CORPORATION

  CSX Corporation, headquartered in Richmond, Virginia, is a Fortune 500 transportation company providing multimodal freight transportation and contract logistics services around the world. CSX's unique combination of rail, container-shipping, intermodal and logistics services offers shippers global reach unmatched by any other freight transportation company. The Company's goal, advanced at each of its business units, is to provide efficient, competitive transportation and related services for customers and to deliver superior value to CSX shareholders.

  The Company's holdings include: CSX Transportation, Inc. ("CSXT"), Sea-Land Service, Inc. ("Sea-Land"), CSX Intermodal, Inc. ("CSXI"), Customized Transportation, Inc. ("CTI") and an approximate one-third interest in American Commercial Lines Holdings LLC ("ACL Holdings"). The Company's non-transportation interests include: The Greenbrier, the Grand Teton Lodge Company, and CSX Real Property, Inc. CSX also holds a majority interest in Yukon Pacific Corporation. In 1997, CSX generated more than $10.6 billion of operating revenue and nearly $1.6 billion of operating income.

  CSXT is a major eastern railroad, providing rail freight transportation over a network of approximately 18,300 route miles in 20 states in the East, Midwest and South; and in Ontario, Canada. Headquartered in Jacksonville, Florida, CSXT accounted for 47% of CSX's operating revenue and 78% of operating income in 1997.

  Sea-Land is the largest U.S.-based ocean carrier and a leader in the global shipping industry. The carrier operates a fleet of 98 container ships and approximately 220,000 containers in U.S. and foreign trade and serves 120 ports. In addition, Sea-Land operates 28 marine terminal facilities across its global network. Headquartered in Charlotte, North Carolina, Sea-Land accounted for 37% of CSX's operating revenue and 18% of operating income in 1997.

  CSXI provides transcontinental intermodal transportation services and operates a network of dedicated intermodal facilities across North America. Every week, CSXI runs more than 300 dedicated trains between its 33 terminals. CSXI contributed 6% of CSX's operating revenue and 3% of operating income in 1997.

  CTI is one of the nation's leading third-party logistics providers, offering inventory management, distribution, warehousing, assembly and just-in-time delivery services. The fastest growing unit of CSX, CTI provided 4% of CSX's operating revenue and 1% of operating income in 1997.

  ACL Holdings, headquartered in Jeffersonville, Indiana, is a family of marine companies providing a wide range of services to the shipping public and other inland waterway carriers. ACL Holdings is a leader in barge transportation, operating 195 towboats and more than 4,500 barges on U.S. and South American waterways.

Additionally, ACL Holdings operates marine construction facilities, river terminals and communications services. Prior to its combination with National Marine (another barge company) in June 1998 to form ACL Holdings, American Commercial Lines LLC was wholly-owned by CSX and accounted for 6% of CSX's operating revenue and 4% of operating income in 1997.

  Resort holdings include the Mobil Five-Star and AAA Five-Diamond hotel, The Greenbrier in White Sulphur Springs, West Virginia, and the Grand Teton Lodge Company in Moran, Wyoming. CSX Real Property, Inc. is responsible for sales, leasing and development of CSX-owned properties. CSX holds a majority interest in Yukon Pacific Corporation, which is promoting construction of the Trans-Alaska Gas System to transport Alaska's North Slope natural gas to Valdez for export to Asian markets.

  The Company was incorporated in Virginia in 1978. The Company's principal executive offices are located at One James Center, 901 East Cary Street, Richmond, Virginia 23219 (telephone 804-782-1400). Unless the context indicates otherwise, references herein to the Company or CSX are to CSX Corporation and its consolidated subsidiaries.

Conrail Acquisition

  In April 1997, CSX and Norfolk Southern Corporation, a Virginia corporation ("Norfolk Southern"), entered into an agreement providing for their joint acquisition of Conrail Inc., a Pennsylvania corporation ("Conrail"), and the allocation of its routes and other assets.

  Under the agreement, CSX and Norfolk Southern completed their acquisition of all outstanding shares of Conrail for $115 per share in cash during the second quarter of 1997. CSX and Norfolk Southern each possess 50% of the voting and management rights of a jointly owned acquisition company, and non-voting equity is divided between the parties to achieve overall economic allocations of 42% for CSX and 58% for Norfolk Southern. Following approval by the Surface Transportation Board ("STB") as described below, Conrail's assets will be segregated within Conrail, and CSX and Norfolk Southern will each benefit from the operation of a specified portion of the Conrail routes and other assets through the use of operating arrangements. Certain Conrail assets will be operated for the joint benefit of CSX and Norfolk Southern.

  The total cost of acquiring the outstanding shares of Conrail under the joint CSX/Norfolk Southern agreement was approximately $9.8 billion. Pursuant to the agreement, CSX has paid 42%, or approximately $4.1 billion, and Norfolk Southern has paid 58%, or approximately $5.7 billion, of such cost. Including its capitalized transaction costs, CSX's total purchase price was approximately $4.2 billion.

  The Conrail shares were placed in a voting trust pending the STB's approval of the joint acquisition and control of Conrail. CSX and Norfolk Southern filed an application for control of Conrail with the STB in June 1997. On June 8, 1998, the STB indicated its approval of the acquisition in a public voting conference, and issued its written decision on July 23, 1998. That decision became effective on August 22, 1998. At that time, the voting trust was dissolved, and a new Conrail board of directors was elected.

  CSX is actively planning for the smooth integration of Conrail operations into the CSX rail system. Plans involve all facets of combining the two systems, including: safety; customer service; train scheduling, switching and routing; equipment utilization and track programs; commuter and passenger rail operations; marketing; technology; labor agreements; and administration. Related capital improvements to certain routes and facilities on the CSX rail system also have been initiated. The integration of rail operations is expected to take place once operating and technology systems are in place and necessary implementing agreements have been reached, which currently is anticipated in early 1999.

  Until the integration of rail operations takes place, Conrail will continue to operate as a Class I railroad and CSX's operating results will include 42% of Conrail's net income, reported under the equity method of accounting. Effective as of the August 1998 STB control date, the joint CSX/Norfolk Southern entity that owns

Conrail has allocated the total purchase price to Conrail's underlying assets and liabilities. CSX's operating results include expense for its 42% share of the effect of that purchase price allocation on items such as depreciation of property and equipment. CSX will continue to incur interest expense on the debt issued to acquire the Conrail investment. Acquisition and transition expenses are expected to continue through 1998 and into 1999 and will begin to decline once integration is achieved.

  Net cash flow prior to integration is expected to be reduced by acquisition and transition expenses, capital spending incurred to integrate CSX and Conrail lines, and interest payments on the acquisition debt. At September 25, 1998, the average interest rate on debt incurred to acquire the Conrail investment was approximately 6.8%.

  Upon integration, CSX expects to begin realizing revenue benefits from freight traffic that currently moves on other modes of transportation, principally trucks. CSX also expects to begin realizing cost savings from the elimination of duplicate positions and facilities, as well as other efficiencies created by combining its allocated portion of the Conrail system with its existing rail operations. As CSX and Norfolk Southern move to integrate the Conrail operations, as expected, they will compete for traffic located in markets formerly served solely by Conrail. CSX expects that as a result of this process of entering new markets, there may be changes in the historic rate and traffic patterns, including some rate reductions and traffic volume shifts. The process will be driven by market conditions, and CSX presently cannot assess the impact of these transition effects on either the timing or realization of the projected benefits of the Conrail transaction.

                          FORWARD-LOOKING STATEMENTS

  This prospectus contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements appear in a number of places in this prospectus and include statements under "CSX Corporation" regarding the intent, belief or current expectations of CSX, its directors or its officers with respect to, among other things: the operational integration of Conrail, the attainment of labor implementing agreements necessary to effect the integration and the impact of the Conrail transaction on the financial condition and results of CSX. Estimates, forecasts and other forward-looking statements included, or incorporated by reference in, this prospectus are based on estimates and assumptions about complex economic and operating factors with respect to industry performance, general business and economic conditions and other matters that cannot be predicted accurately and that are subject to contingencies over which CSX has no control. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of CSX to differ materially from any future results, performance or achievements expressed or implied by such statements. Certain of those risks, uncertainties and other important factors that could cause actual results to differ materially include: future economic conditions in the markets in which CSX and Conrail operate; financial market conditions; inflation rates; changing competition; changes in the economic regulatory climate in the U.S. railroad industry; the ability to eliminate duplicative administrative functions; and adverse changes in applicable laws, regulations or rules governing environmental, tax or accounting matters. These forward-looking statements speak only as of the date of this prospectus. CSX disclaims any obligation or undertaking to disseminate any updates or revisions to any such statement to reflect changes in CSX's expectations or any change in events, conditions or circumstances on which any such statements are based.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The Company's consolidated ratio of earnings to fixed charges for each of the fiscal periods indicated is as follows:

                         For the Nine Months
                                Ended                 For the Fiscal Years Ended
                         ------------------- --------------------------------------------
                         Sept. 25, Sept. 26, Dec. 26, Dec. 27, Dec. 29, Dec. 30, Dec. 31,
                           1998      1997      1997     1996     1995     1994     1993
                         --------- --------- -------- -------- -------- -------- --------
Ratio of earnings to
 fixed charges(a)(b)....   2.0x      2.7x      2.6x     4.0x     3.2x     3.1x     2.3x

--------
(a) For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings before income taxes plus interest expense related to indebtedness, amortization of debt discount, the interest portion of fixed rent expense, undistributed earnings of affiliates accounted for using the equity method and minority interest expense. Fixed charges include interest on indebtedness (whether expensed or capitalized), amortization of debt discount and the interest portion of fixed rent expense.

(b) Pretax earnings for certain periods include the effects of the Company's investment in Conrail prior to the integration of CSX and Conrail operations and various non-recurring gains and charges. These items are summarized as follows:

    (1) Interest on indebtedness and other expenses associated with the Company's acquisition of a 42% interest in Conrail are included for the nine-month periods ended September 25, 1998 and September 26, 1997, and the fiscal year ended December 26, 1997. During these periods, the Conrail investment was principally held in a voting trust pending regulatory approval of the joint acquisition, control and division of Conrail by CSX and Norfolk Southern.

    (2) A net investment gain of $154 million primarily from the conveyance of the Company's barge subsidiary to a joint venture is included for the nine-month period ended September 25, 1998.

    (3) A restructuring credit of $30 million is included for the nine-month period ended September 25, 1998 to reflect the reversal of a portion of the Company's 1995 restructuring charge (see (4) below) due to a change in the Company's plan of restructuring.

    (4) A charge of $257 million to recognize the estimated costs of initiatives to revise, restructure and consolidate specific operations and administrative functions at the Company's rail and container-shipping units is included for the fiscal year ended December 29, 1995.

    (5) A charge of $93 million to recognize the estimated costs of restructuring certain operations and functions at the Company's container-shipping unit is included for the fiscal year ended December 31, 1993.

  Excluding the aforementioned items, the ratio of earnings to fixed charges for each of the periods indicated below would have been:

     Nine months ended September 25, 1998.................................. 3.4x
     Nine months ended September 26, 1997.................................. 4.3x
     Fiscal year ended December 26, 1997................................... 4.4x
     Fiscal year ended December 29, 1995................................... 3.7x
     Fiscal year ended December 31, 1993................................... 2.5x

                                USE OF PROCEEDS

  CSX will use the net proceeds from the sale of the Securities for general corporate purposes, which may include reduction or refinancing of outstanding indebtedness, capital expenditures, working capital requirements, implementation of work force reductions, improvements in productivity and other cost reductions at the Company's major transportation units, and redemptions and repurchases of certain outstanding securities. CSX has not specifically allocated the proceeds to such purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of Securities will depend upon the funding requirements of the Company and the availability and cost of other funds at the time of such sale. Allocation of the proceeds of a particular series of Securities, or the principal reasons for the offering if no such allocation has been made, will be described in the applicable prospectus supplement.

                        DESCRIPTION OF DEBT SECURITIES

  The Company may issue debt securities ("Debt Securities") either separately, or together with, or upon the conversion of or in exchange for, other Securities. The Debt Securities are to be either senior unsecured obligations (the "Senior Debt Securities") of the Company issued in one or more series under an Indenture (the "Senior Indenture") dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as trustee (the "Senior Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998, or subordinated unsecured obligations (the "Subordinated Debt Securities") of the Company issued in one or more series under an Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") to be entered into between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Trustee" and, together with the Senior Trustee, the "Trustees"). A copy of each Indenture has been filed as an exhibit to, or has been or will be incorporated by reference in, the registration statement of which this prospectus is a part.

  The summary of certain provisions of the Indentures and the Debt Securities set forth below and the summary of certain terms of a particular series of Debt Securities set forth in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indentures, which provisions of the Indentures (including defined terms) are incorporated herein by reference. Certain capitalized terms used herein and not defined are defined in the Indentures.

  The Debt Securities may be issued from time to time in one or more series of Senior Debt Securities and one or more series of Subordinated Debt Securities. The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized from time to time by the Company. The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officer's Certificate or by a supplemental indenture. The following description of Debt Securities summarizes certain general terms and provisions of the series of Debt Securities to which any prospectus supplement may relate. The particular terms of each series of Debt Securities offered by a prospectus supplement or prospectus supplements will be described in such prospectus supplement or prospectus supplements relating to such series.

  Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars ("$" or "dollars").

General

  The applicable prospectus supplement or prospectus supplements will describe the specific terms of the series of Debt Securities offered thereby, including (where applicable):

  .  the title of such Debt Securities;

  .  any limit on the aggregate principal amount of such Debt Securities;

  . whether such Debt Securities are to be issuable as Registered Debt Securities or Bearer Debt Securities or both, whether any of such Debt Securities are to be issuable initially in temporary global form and whether any of such Debt Securities are to be issuable in permanent global form;

  . the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which such Debt Securities will be issued;

  .  the date or dates on which such Debt Securities will mature;

  . the rate or rates per annum at which such Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

  . the Interest Payment Dates on which any such interest on such Debt Securities will be payable and the Regular Record Date for any interest payable on any Registered Debt Securities on any Interest Payment Date;

  . the Person to whom any interest on any Registered Debt Securities of such series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Debt Security of such series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in the relevant Indenture and the extent to which, or the manner in which, any interest payable on a permanent global Debt Security on an Interest Payment Date will be paid;

  . each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on such Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer," such Debt Securities may be presented for registration of transfer or exchange;

  . the period or periods within which and the price or prices at which such Debt Securities may, pursuant to any optional redemption provisions, be redeemed, in whole or in part, at the option of the Company and the other detailed terms and conditions of any such optional redemption provisions;

  . the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which and the price or prices at which such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and conditions of such obligation;

  . the denominations in which any Registered Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which Bearer Debt Securities will be issuable, if other than denominations of $5,000;

  . the currency or currencies, including currency units, in which payment of principal of and any premium and interest on such Debt Securities will be payable if other than U.S. dollars and the ability, if any, of the Company or the Holders of such Debt Securities to have payments made in any currency other than those in which such Debt Securities are stated to be payable;

  . whether the amount of payments of principal of, premium, if any, and interest, if any, on such Debt Securities may be determined with reference to an index and the manner in which such amounts will be determined (any such Debt Securities being hereinafter called "Indexed Securities");

  . the portion of the principal amount of such Debt Securities which shall be payable upon acceleration thereof if other than the full principal amount thereof;

  . any limitation on the application of the terms of the Indenture described below under "Discharge, Defeasance and Covenant Defeasance";

  . the terms, if any, upon which such Debt Securities may be convertible into or exchangeable for other Securities;

  . whether such Debt Securities will be Senior Debt Securities or Subordinated Debt Securities; and

  . any other terms of such Debt Securities not inconsistent with the provisions of the relevant Indenture. Any such prospectus supplement or prospectus supplements will also describe any special provisions for the payment of additional amounts relating to specified taxes, assessments or other governmental charges in respect of the Debt Securities of such series and whether the Company has the option to redeem the affected Debt Securities rather than pay such additional amounts.

  As used in this prospectus and any prospectus supplement relating to the offering of any Debt Securities, references to the principal of and premium, if any, and interest, if any, on such Debt Securities will be deemed to include mention of the payment of additional amounts, if any, required by the terms of such Debt Securities in such context.

  Debt Securities may be issued as Original Issue Discount Debt Securities. An Original Issue Discount Debt Security is a Debt Security, including any zero-coupon Debt Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof, and which provides that, upon redemption or acceleration of the Maturity thereof, an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Debt Securities, and special United States tax considerations applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars are described below under "United States Taxation--Original Issue Discount."

  If the purchase price of any Debt Securities is payable in a Currency other than U.S. dollars or if principal of, or premium, if any, or interest, if any, on any of the Debt Securities is payable in any Currency other than U.S. dollars, the specific terms and other information with respect to such Debt Securities and such foreign Currency will be specified in the prospectus supplement relating thereto.

  Unless otherwise indicated in the applicable prospectus supplement, Registered Debt Securities will be issued in denominations of $1,000 or any integral multiple thereof, and Bearer Debt Securities will be issued in denominations of $5,000.

  Debt Securities of a series may also be issued under the Indenture upon the exercise of Debt Warrants issued by the Company. See "Description of Debt Warrants."

  The Indentures do not contain any provisions that may afford the Holders of Debt Securities of any series protection in the event of a highly leveraged transaction or other transaction that may occur in connection with a takeover attempt resulting in a decline in the credit rating of the Debt Securities. Any such provisions, if applicable to the Debt Securities of any series, will be described in the prospectus supplement or prospectus supplements relating thereto.

Form, Exchange, Registration and Transfer

  Unless otherwise indicated in the applicable prospectus supplement, each series of Debt Securities will be issued in registered form only, without coupons. The Indentures, however, provide that the Company may also issue Debt Securities in bearer form only, or in both registered and bearer form. Bearer Debt Securities shall not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person (as defined below) other than offices located outside the United States of certain United States financial institutions. Purchasers of Bearer Debt Securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of the Bearer Debt Securities. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, Bearer Debt Securities will have interest coupons attached. The Indentures also will provide that Debt Securities of a series may be issuable in temporary or permanent global form. See "Global Debt Securities."

  In connection with its sale during the Restricted Period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Euro-Debt Security shall be mailed or otherwise delivered to any location in the United States or its possessions. Except as may otherwise be provided in the applicable prospectus supplement, a Euro-Debt Security (not including a Debt Security in temporary global form) may be delivered in connection with its sale during the Restricted Period only if the person entitled to physical delivery of such Euro-Debt Security furnishes written certification, in the form required by the Indenture, to the effect that

    (i) such Euro-Debt Security is owned by a person that is not a United States person (as defined under "Limitations on Issuance of Euro-Debt Securities"),

    (ii) such Euro-Debt Security is owned by a United States person that is

      (A) a foreign branch of a United States financial institution within the meaning of Section 1.165-12(c)(1)(v) of the United States Treasury Regulations (a "Financial Institution") purchasing for its own account or for resale or

      (B) a United States person who acquired such Euro-Debt Security through the foreign branch of a United States Financial Institution and who holds such Euro-Debt Security through such Financial Institution on the date of such written certification

    (and, in either case (A) or (B), the Financial Institution has agreed to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder), or

    (iii) such Euro-Debt Security is owned by a United States or foreign Financial Institution for the purpose of resale during the Restricted Period.

A Financial Institution described in clause (iii) above, whether or not also described in clause (i) or (ii) above, must certify that it has not acquired the Euro-Debt Security for purposes of resale directly or indirectly to a United States person or to any person within the United States or its possessions. In the case of a Euro-Debt Security in permanent global form, such certification must be given in connection with the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a temporary global Debt Security. See "Limitations on Issuance of Euro-Debt Securities."

  At the option of the Holder, subject to the terms of the relevant Indenture, Registered Debt Securities of any series will be exchangeable for other Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Debt Securities and Bearer Debt Securities, at the option of the Holder, subject to the terms of the relevant Indenture, Bearer Debt Securities (with all unmatured coupons, except as provided below, and with all matured coupons in default) of such series will be exchangeable for Registered Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Debt Securities surrendered in exchange for Registered Debt Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Registered Debt Securities, including Registered Debt Securities received in exchange for Bearer Debt Securities, may not be exchanged for Bearer Debt Securities. Each Bearer Debt Security and coupon will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Debt Securities may be presented for exchange as provided above, and Registered Debt Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable prospectus supplement or prospectus supplements, without a service charge and upon payment of any taxes and other governmental charges as described in the relevant Indenture. Such transfer or exchange will be effected upon the records of the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. If a prospectus supplement or prospectus supplements refer to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States and its possessions. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, the Company shall not be required to

  . issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before any selection for redemption of Debt Securities of like tenor and of the series of which such Debt Security is a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debt Securities of like tenor and of such series to be redeemed;

  . register the transfer of or exchange any Registered Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or

  . exchange any Bearer Debt Security so selected for redemption, except to exchange such Bearer Debt Security for a Registered Debt Security of that series and like tenor which is immediately surrendered for redemption.

Payment and Paying Agents

  Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, principal of and any premium and interest on Bearer Debt Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States and its possessions as the Company may designate from time to time or, at the option of the Holder, by check or by transfer to an account maintained by the payee with a financial institution located outside the United States and its possessions. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, payment of interest on a Bearer Debt Security on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. No payment with respect to any Bearer Debt Security will be made at any office or agency of the Company in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to any account maintained with a financial institution located in the United States or its possessions. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Debt Securities denominated and payable in U.S. dollars will be made at the office of the Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

  Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, principal of and any premium and interest on Registered Debt Securities will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, payment of interest on a Registered Debt Security on any Interest Payment Date will be made to the Person in whose name such Registered Debt Security (or Predecessor Debt Security) is registered at the close of business on the Regular Record Date for such interest.

  Unless otherwise indicated in an applicable prospectus supplement or prospectus supplements, the Corporate Trust Office of the Trustee in The City of New York will be designated as a Paying Agent for the Company for payments with respect to Debt Securities of each series which are issuable solely as Registered Debt Securities and as a Paying Agent for payments with respect to Debt Securities of each series (subject to the limitations described above in the case of Bearer Debt Securities) which are issuable solely as Bearer Debt Securities or as both Registered Debt Securities and Bearer Debt Securities. Any Paying Agents outside the United States and its possessions and any other Paying Agents in the United States or its possessions initially designated by the Company for the Debt Securities of each series will be named in an applicable prospectus supplement or prospectus supplements. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that if Debt Securities of a series are issuable solely as Registered Debt Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Debt Securities, the Company will be required to maintain

  . a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Debt Securities of the series (and for payments with respect to Bearer Debt Securities of the series in the circumstances described above, but not otherwise), and

  . a Paying Agent in a Place of Payment located outside the United States and its possessions where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment;

provided, however, that if the Debt Securities of such series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "London Stock Exchange"), the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its possessions and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States and its possessions, as the case may be, for the Debt Securities of such series.

  All moneys paid by the Company to a Paying Agent for the payment of the principal of and any premium or interest on any Debt Security of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Debt Security or any coupon appertaining thereto will thereafter look only to the Company for payment thereof.

Ranking of Debt Securities; Holding Company Structure

  The Senior Debt Securities will be unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined below) of the Company. See "--Subordination of Subordinated Debt Securities."

  The Debt Securities are obligations exclusively of the Company. The Company is a holding company, substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Debt Securities, are largely dependent upon the earnings of such subsidiaries.

  Because the Company is a holding company, the Debt Securities will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the Holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

Global Debt Securities

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the prospectus supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing Debt Securities in definitive form represented thereby, a global Debt Security may not be transferred except as a whole by the Depositary for such global Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of global Debt Securities and certain limitations and restrictions relating to a series of global Bearer Debt Securities will be described in the prospectus supplement relating to such series.

Redemption and Repurchase

  The Debt Securities of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the Holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Conversion and Exchange

  The terms, if any, on which Debt Securities of any series are convertible into or exchangeable for the Company's preferred stock ("Preferred Stock"), depositary shares ("Depositary Shares") or other Debt Securities will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the Holders or at the option of the Company.

Certain Covenants and Agreements of the Company

  The Indentures do not limit the amount of indebtedness or lease obligations that may be incurred by the Company and its subsidiaries. The Indentures do not contain provisions which would give Holders of the Debt Securities the right to require the Company to repurchase their Debt Securities in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring.

 Covenant in the Senior Indenture--Limitation on Liens on Stock of the Principal Subsidiaries.

  The following covenant will be applicable to Senior Debt Securities but not to Subordinated Debt Securities. The Senior Indenture provides that the Company may not, nor may it permit any Subsidiary to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any stock or indebtedness, whether owned on the date of the Senior Indenture or thereafter acquired, of any Principal Subsidiary, to secure any Obligation (other than the Senior Debt Securities) of the Company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the outstanding Senior Debt Securities (and other outstanding debt securities issued from time to time pursuant to the Senior Indenture) shall be directly secured equally and ratably with such Obligation. This provision does not restrict any other property of the Company or its Subsidiaries. The Senior Indenture defines "Obligation" as indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness; "Principal Subsidiary" as CSXT and Sea-Land; and "Subsidiary" as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company or one or more Subsidiaries, or by the Company and one or more Subsidiaries. The Indentures do not prohibit the sale by the Company or any Subsidiary of any stock or indebtedness of any Subsidiary.

 Provision in Both Indentures--Consolidation, Merger and Sale of Assets.

  The following provision will be applicable to both Senior Debt Securities and Subordinated Debt Securities. Each Indenture provides that the Company may, without the consent of the Holders of any of the Outstanding Debt Securities of a series, consolidate with, merge into or transfer its assets substantially as an entirety to any corporation organized under the laws of any domestic or foreign jurisdiction, provided that

  . the successor corporation assumes, by a supplemental indenture, the Company's obligations on the Debt Securities of each series and under such Indenture,

  . after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, and

  . the Company delivers to the relevant Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transaction and supplemental indenture, if any, comply with the applicable article of such Indenture and that all conditions precedent therein relating to such transaction have been complied with.

Events of Default

  An Event of Default with respect to the Debt Securities of any series is defined in the relevant Indenture as being a:

  . failure to pay principal of or any premium on any of the Debt Securities of that series when due;

  . failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

  . failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

  . failure to perform any other covenant of the Company in the relevant Indenture (other than a covenant included in such Indenture solely for the benefit of series of Debt Securities other than that series) continued for 90 days after written notice as provided in such Indenture;

  . certain events of bankruptcy, insolvency or reorganization of the Company; or

  . any other Event of Default provided with respect to Debt Securities of that series.

  No Event of Default with respect to any particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities. Each Indenture provides that the Trustee thereunder may withhold notice to the Holders of the Debt Securities of any series of the occurrence of a default with respect to the Debt Securities of such series (except a default in payment of principal, premium, if any, interest, if any, or sinking fund payments, if any) if the Trustee considers it in the interest of the Holders to do so.

  Subject to the provisions of the Trust Indenture Act of 1939 requiring each Trustee, during an Event of Default under the relevant Indenture, to act with the requisite standard of care, and to the provisions of the relevant Indenture relating to the duties of the Trustee thereunder in case an Event of Default shall occur and be continuing, a Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Debt Securities of any series or any related coupons unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the relevant Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee, or exercising any trust or power conferred on such Trustee, with respect to Debt Securities of that series.

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the relevant Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series may declare the principal of all such Outstanding Debt Securities, or, if any such Debt Securities are Original Issue Discount Debt Securities, such lesser amount as may be described in an applicable prospectus supplement or prospectus supplements, of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made but before a judgment or decree for payment of money due has been obtained by the relevant Trustee, the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind any declaration of acceleration and its consequences, if all payments due (other than those due as a result of acceleration) have been made and all Events of Default have been cured or waived.

  No Holder of any Debt Securities of any series or any related coupons will have any right to institute any proceeding with respect to the relevant Indenture or for any remedy thereunder, unless such Holder shall have previously given to the relevant Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series, the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the relevant Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Outstanding Debt Security of that series for enforcement of payment of the principal of, or any premium or interest on, such Debt Security on or after the respective due dates expressed in such Debt Security.

  The Company is required to furnish to the relevant Trustee annually a statement as to performance or fulfillment of covenants, agreements or conditions in the relevant Indenture and as to the absence of default.

Meetings, Modification and Waiver

  Each Indenture contains provisions permitting the Company and the relevant Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series issued under such Indenture and affected by a modification or amendment (voting as one class), to modify or amend any of the provisions of such Indenture or of such Debt Securities or the rights of the Holders of such Debt Securities under such Indenture, provided that no such modification or amendment shall, without the consent of each Holder of each outstanding Debt Security affected thereby:

  . change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts (except as contemplated and permitted by such Indenture), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or change the coin or currency in which any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date),

  . reduce the aforesaid percentage in principal amount of such Debt Securities, the consent of the Holders of which is required for any such modification or amendment or the consent of whose Holders is required for any waiver (of compliance with certain provisions of such Indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of Holders of such Debt Securities,

  . change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indenture,

  . solely in the case of the Subordinated Indenture, modify any of the provisions of Article Sixteen thereof (relating to subordination of the Subordinated Debt Securities) or the definition of Senior Indebtedness in a manner adverse to the Holders of the Subordinated Debt Securities, or

  . modify any of the above provisions (except as permitted by such Indenture).

  Each Indenture also contains provisions permitting the Company and the relevant Trustee, without the consent of the Holders of such Debt Securities issued thereunder, to modify or amend such Indenture in order, among other things:

  . to add any additional Events of Default or add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities issued under such Indenture;

  .  to establish the form or terms of Debt Securities of any series;

  . to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such Indenture which shall not adversely affect the interests of the Holders of any Debt Securities issued thereunder in any material respect; or

  . to change or eliminate any of the provisions of such Indenture, provided that any such change or elimination shall become effective only when there is no Debt Security Outstanding of any series issued under such Indenture created prior to the execution of the supplemental indenture which is entitled to the benefit of such provision.

  The Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of the Holders of all the Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture, including the covenant described above under "--Certain Covenants and Agreements of the Company--Covenant in the Senior Indenture-- Limitation on Liens on Stock of the Principal Subsidiaries." The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of a series may, on behalf of all Holders of Debt Securities of that series and any coupons appertaining thereto, waive any past default under the Indenture with respect to Debt Securities of that series, except a default
(a) in the payment of principal of or any premium or interest on any Debt Security of such series or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

  Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of Holders of Debt Securities for quorum purposes,

    (i) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof,

    (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (i) above and

    (iii) any Debt Security owned by the Company or any other obligor on such Debt Security or any Affiliate of the Company or such other obligor shall be deemed not to be outstanding.

  Each Indenture contains provisions for convening meetings of the Holders of Debt Securities of any or all series. A meeting may be called at any time by the relevant Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given in accordance with "Notices" below and the provisions of such Indenture.

Except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution presented at a meeting, or adjourned meeting duly reconvened, at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except for any consent which must be given by the Holder of each Outstanding Debt Security affected thereby, as described above, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting, or an adjourned meeting duly reconvened, at which a quorum is present only by the affirmative vote of the Holders of not less than such specified percentage in principal amount of the Outstanding Debt Securities of that series.

  Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the relevant Indenture will be binding on all Holders of Debt Securities of that series and the related coupons. The quorum required for any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum.

Notices

  Except as otherwise provided in the Indenture, notices to Holders of Bearer Debt Securities will be given by publication at least twice in a daily newspaper of general circulation in The City of New York and in such other city or cities as may be specified in such Debt Securities. Notices to Holders of Registered Debt Securities will be given by mail to the addresses of such Holders as they appear in the Security Register.

Title

  Title to any Bearer Debt Securities (including Bearer Debt Securities in temporary global form and in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debt Security and the bearer of any coupon and the registered owner of any Registered Debt Security as the absolute owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Debt Securities

  Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the relevant Trustee. Debt Securities or coupons that become destroyed, lost or stolen will be replaced by the Company at the expense of the Holder upon delivery to the relevant Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the relevant Trustee; in the case of any coupon which becomes destroyed, lost or stolen, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued.

Discharge, Defeasance and Covenant Defeasance

  Upon the direction of the Company, either Indenture shall generally cease to be of further effect with respect to any series of Debt Securities issued thereunder specified by the Company (subject to the survival of certain provisions thereof) when

  . the Company has delivered to the relevant Trustee for cancellation all Debt Securities issued thereunder or

  . all Debt Securities issued thereunder not theretofore delivered to the relevant Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the relevant Trustee as trust funds the entire amount sufficient to pay and discharge at Stated Maturity or upon redemption the entire indebtedness on all Debt Securities issued thereunder

(and if, in either case, the Company has paid or caused to be paid all other sums payable under the relevant Indenture with respect to the Debt Securities of such series by the Company and the Company has delivered an Officer's Certificate and an Opinion of Counsel each stating that the requisite conditions have been complied with).

  In addition, unless otherwise provided in an applicable prospectus supplement or prospectus supplements, the Company may elect with respect to any series of Debt Securities either

    (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except as otherwise provided in the relevant Indenture) ("defeasance") or

    (ii) to be released from its obligations with respect to such Debt Securities described above under "--Certain Covenants and Agreements of the Company--Covenant in the Senior Indenture--Limitation on Liens on Stock of the Principal Subsidiaries" (which covenant appears only in the Senior Indenture) and certain other restrictive covenants in the relevant Indenture and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the Debt Securities of such series ("covenant defeasance").

  If the Company exercises its defeasance option with respect to any series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to any series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the covenants noted under clause (ii) of the immediately preceding paragraph. The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option.

  If the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenant described above under "--Certain Covenants and Agreements of the Company--Covenant in the Senior Indenture--Limitation on Liens on Stock of the Principal Subsidiaries" (which covenant appears only in the Senior Indenture and which would no longer be applicable to such Debt Securities after such covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount of monies and/or Government Obligations deposited with the applicable Trustee to effect such covenant defeasance may not be sufficient to pay amounts due on such Debt Securities at the time of any acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

  The Company may exercise its defeasance option or its covenant defeasance option with respect to any series of Debt Securities, only if

    (a) the Company irrevocably deposits in trust with the Trustee cash and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest with respect to such Debt Securities to maturity or redemption, as the case may be, and the Company delivers to the relevant Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all such Debt Securities to maturity or redemption, as the case may be,

    (b) no Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing

    .  on the date of such deposit or

    . with respect to certain bankruptcy defaults, at any time during the period ending on the 123rd day after the date of such deposit,

    (c) such defeasance or covenant defeasance does not result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended,

    (d) the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the relevant Indenture or any other agreement or instrument to which the Company is a party or by which it is bound,

    (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and

    (f) the Company delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of such Debentures as contemplated by the Indenture have been complied with.

  The Opinion of Counsel, with respect to defeasance, referred to in clause
(e) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the relevant Indenture.

  The Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to such Debentures.

  The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting such defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Governing Law

  The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

  The Trust Indenture Act of 1939 contains limitations on the rights of a trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. Each Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if such Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the relevant Indenture, or else resign.

  The Company and certain of its subsidiaries may from time to time maintain lines of credit, and have other customary banking and commercial relationships, with The Chase Manhattan Bank, the Senior Trustee and the Subordinated Trustee. The Chase Manhattan Bank acts as trustee under the Senior Indenture and another indenture pursuant to which the Company issued its 9.64% Medium-Term Note due 2000, 9.50% Notes due 2000, 7.00% Notes due 2000, 7.05% Debentures due 2002, 7.25% Debentures due 2004, 9.00% Debentures due 2006, 7.45% Debentures due 2007, 9.78% Medium Term Note due 2011, 7.90% Debentures due 2017, 9.87%

Medium-Term Note due 2021, 8.625% Debentures due 2022, 8.10% Debentures due 2022, 7.95% Debentures due 2027, 6.95% Debentures due 2027, 7.25% Debentures due 2027, 8.30% Debentures due 2032, 6.59% Medium-Term Notes due 2008, 6.50% Medium-Term Notes due 2008, 6.46% Medium-Term Notes due 2005, 5.85% Medium-Term Notes due 2001, 6.35% Medium-Term Notes due 2007, 6.40% Medium-Term Notes due 2008, 5.86% Medium-Term Notes due 2008, 6.25% Notes due 2008, 5.85%
Medium-Term Notes due 2003 and 6.80% Medium-Term Notes due 2028.

Subordination of Subordinated Debt Securities

  The payment of the principal of, premium, if any, and interest, if any, on the Subordinated Debt Securities will be subordinated, to the extent and in the manner set forth in the Subordinated Indenture, in right of payment to the prior payment in full of all Senior Indebtedness which may at any time and from time to time be outstanding. Unless otherwise provided in the applicable prospectus supplement with respect to an issue of Subordinated Debt Securities, in the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation, reorganization or other similar proceedings of the Company,

  . all Senior Indebtedness shall first be paid in full, or such payment shall be provided for, before any payment on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities is made and

  . if, notwithstanding the foregoing, any payment or distribution of assets of the Company is received by the Subordinated Trustee or the Holders of any of the Subordinated Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution will be paid over to the Holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the Holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness upon any such distribution of assets of the Company, the Holders of the Subordinated Debt Securities will be subrogated to the rights of the Holders of the Senior Indebtedness to the extent of payments made to the Holders of such Senior Indebtedness out of the distributive share of the Subordinated Debt Securities.

  By reason of such subordination, if any distribution of assets of the Company upon dissolution, winding up, liquidation, reorganization or other similar proceedings of the Company,

  . Holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the Subordinated Debt Securities and the Holders of Subordinated Debt Securities will be required to pay over their share of such distribution to the Holders of Senior Indebtedness until such Senior Indebtedness is paid in full and

  . creditors of the Company who are neither Holders of Subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Subordinated Debt Securities.

Furthermore, such subordination may result in a reduction or elimination of payments to the Holders of Subordinated Debt Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to any money and securities held in trust pursuant to the discharge, defeasance and covenant defeasance provisions of the Subordinated Indenture (see "-- Discharge, Defeasance and Covenant Defeasance" above).

  The Subordinated Indenture also provides that no payment on account of the principal of, or premium, if any, sinking funds, if any, or interest, if any, on the Subordinated Debt Securities shall be made unless full payment of amounts then due for the principal of, premium, if any, sinking funds, if any, and interest, if any, on Senior Indebtedness has been made or duly provided for.

  The Subordinated Indenture defines "Senior Indebtedness" as

    (a) any liability of the Company

    . for borrowed money or under any reimbursement obligation relating to a letter of credit, or

    .  evidenced by a bond, note, debenture or similar instrument, or

    . for obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or

    . for the payment of money relating to a capitalized lease obligation, or

    .  for the payment of money under any Swap Agreement;

    (b) any liability of others described in the preceding clause (a) that the Company has guaranteed or that is otherwise its legal liability; and

    (c) any deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above,

unless, in the instrument creating or evidencing any such liability referred to in clause (a) or (b) above or any such deferral, renewal, extension or refunding referred to in clause (c) above or pursuant to which the same is outstanding, it is expressly provided that such liability, deferral, renewal, extension or refunding is subordinate in right of payment to all other Indebtedness of the Company or is not senior or prior in right of payment to the Subordinated Debt Securities or ranks pari passu with or subordinate to the Subordinated Debt Securities in right of payment; and provided that the Subordinated Debt Securities shall not constitute Senior Indebtedness. The Subordinated Indenture defines "Swap Agreement" as any financial agreement designed to manage the Company's exposure to fluctuations in interest rates, currency exchange rates or commodity prices, including without limitation swap agreements, option agreements, cap agreements, floor agreements, collar agreements and forward purchase agreements.

  If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference herein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date. There are no limitations in the Subordinated Indenture on the issuance or incurrence of Senior Indebtedness of the Company.

                LIMITATIONS ON ISSUANCE OF EURO-DEBT SECURITIES

  United States tax laws and regulations impose certain restrictions on the issuance of any securities in bearer form. Except as may otherwise be provided in the prospectus supplement applicable thereto, in accordance with the federal tax laws and regulations of the United States, Euro-Debt Securities may not, in connection with their offer or sale during the Restricted Period (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer"), be offered or sold, directly or indirectly,

  . to any person in the United States or its possessions (as defined below), or

  .  to any United States person (as defined below) other than

      (x) an office located outside the United States or its possessions of a Financial Institution (as defined above under "Description of Debt Securities--Form, Exchange, Registration and Transfer") purchasing for its own account or for the account of a customer, provided that such Financial Institution agrees in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or

      (y) otherwise as permitted by United States Treasury Regulation
    Section 1.163-5(c)(2)(i)(D).

Any underwriters, agents and dealers participating in the offering of Debt Securities must covenant that they will not offer or sell during the Restricted Period any Euro-Debt Securities to any person in the United States or its possessions or to any United States person (other than (x) an office located outside the United States and its possessions of a Financial Institution or (y) otherwise as permitted by United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)), and that they will not deliver Euro-Debt Securities within the United States or its possessions.

  In addition, any such underwriters, agents and dealers must covenant that they have in effect procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Euro-Debt Securities are aware of the above restrictions on the offer or sale of Euro-Debt Securities. Moreover, Bearer Debt Securities (including a permanent global Debt Security) and any coupons appertaining thereto will not be delivered in definitive form or, if prior to delivery in definitive form, interest will not be paid on any Euro-Debt Securities, unless the Company has received a signed certificate in writing (or an electronic certificate described in United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(ii)) in the form and to the effect described above under "Description of Debt Securities--Form, Exchange, Registration and Transfer." Bearer Debt Securities (including a permanent global Debt Security) and coupons will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code." The sections referred to in such legend provide that a United States person (other than a Financial Institution or a United States person holding through a Financial Institution) who holds a Bearer Security or coupon will not be allowed to deduct any loss realized on the sale, exchange or redemption of such Bearer Security or coupon and any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income.

  As used herein, "United States person" means a citizen of the United States, a resident of the United States for federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantive decisions of the trust. "United States" means the United States of America (including the States and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

                        DESCRIPTION OF PREFERRED STOCK

  The Company may issue shares of its Preferred Stock, in one or more series, either separately, or together with, or upon the conversion of or in exchange for, other Securities. The summary of certain provisions of the Preferred Stock set forth below and the summary of certain terms of a particular series of Preferred Stock set forth in the applicable prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the Company's articles of incorporation, as amended and restated (the "Amended and Restated Articles of Incorporation"), and the Company's By-laws, which have been filed or incorporated by reference as exhibits to the registration statement, and the form of articles of amendment relating to such series of Preferred Stock which will be filed as an exhibit to or incorporated by reference in the registration statement, all of which are incorporated herein by reference.

  The following description of Preferred Stock sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Certain other terms of any particular series of Preferred Stock, including Preferred Stock to be represented by Depositary Shares, will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of the Preferred Stock offered thereby may differ from the terms set forth below.

General

  Under the Amended and Restated Articles of Incorporation, the Company is authorized to issue up to 25,000,000 shares of Preferred Stock, without par value, which may be issued from time to time in one or more series. Subject to limitations prescribed by Virginia law and the Amended and Restated Articles of Incorporation, the Board of Directors of the Company, without further action by the shareholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series:

  .  the number of shares constituting such series;

  . the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

  . any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

  . the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares;

  .  the amount payable in the event of a liquidation; and

  . whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

  The Company has reserved for issuance 250,000 shares of Series A $7.00 Cumulative Convertible Preferred Stock, $100 stated value per share ("Series A Preferred Stock"). In addition, in connection with the Shareholder Rights Plan (as defined below), the Company has reserved for issuance 3,000,000 shares of Series B Junior Participating Preferred Stock, without par value (the "Series B Preferred Stock"), which are issuable only in connection with the exercise of Rights (as defined below). As of the date of this prospectus, no shares of Series A Preferred Stock or Series B Preferred Stock were outstanding. See "Description of Capital Stock."

  Reference is made to the applicable prospectus supplement relating to the series of Preferred Stock offered thereby (the "Offered Preferred Stock") for specific terms of such Offered Preferred Stock, including (where applicable):

  .  the title of the series;

  .  the number of shares offered,

  .  the initial public offering price;

  . the dividend rate or method of calculation thereof and the dividend payment dates or periods;

  . the date from which dividends shall accrue and whether dividends will be cumulative;

  . any right to vote with holders of shares of any other series or class and any right to vote as a class;

  . the provisions for redemption or repurchase, if applicable, including any sinking fund provisions for the redemption or repurchase of shares;

  . the amount payable with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company;

  .  any listing on any securities exchange;

  .  the procedures for any auction or remarketing, if any;

  . the terms and conditions, if any, upon which such Offered Preferred Stock will be convertible into or exchangeable for other Securities;

  .  whether interests will be represented by Depositary Shares; and

  .  any other specific terms of such Offered Preferred Stock.

Ranking

  Unless otherwise specified in the applicable prospectus supplement, any series of Offered Preferred Stock offered thereby will rank, with respect to both the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company,

  .  junior to Series A Preferred Stock (if issued),

  .  senior to Series B Preferred Stock (if issued) and Common Stock, and

  . on a parity with shares of any other outstanding series of Offered Preferred Stock.

Dividend, Repurchase and Redemption Restrictions

  Unless otherwise described in the applicable prospectus supplement, the Company will be limited in its ability to pay dividends on, and redeem or otherwise purchase, any shares of Offered Preferred Stock if the Company has not paid full cumulative dividends on Series A Preferred Stock.

Dividends

  Subject to the preferential rights of holders of Series A Preferred Stock and any other capital stock of the Company ranking prior to any series of the Offered Preferred Stock as to dividends, holders of shares of such Offered Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available therefor, dividends at such rates and on such dates as will be set forth in, or as are determined by the method described in, the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series), or other securities or property, in each case as specified in the applicable prospectus supplement.

  Dividends on any series of the Offered Preferred Stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Offered Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Offered Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

  No full dividends will be declared or paid or set aside for payment on any Preferred Stock of the Company ranking, as to dividends, on a parity with or junior to any outstanding series of Offered Preferred Stock for any period unless full dividends on such series of Offered Preferred Stock (including accumulated dividends on any such series of Offered Preferred Stock on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment. When dividends are not paid in full on any series of Offered Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with such series of Offered Preferred Stock, all dividends declared or paid upon shares of Offered Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends with the Offered Preferred Stock of such series shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the Offered Preferred Stock of such series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share (which in the case of non-cumulative Preferred Stock shall not include any accumulation in respect of unpaid dividends for prior dividend periods) on shares of such series of Offered Preferred Stock and such other Preferred Stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or any other distribution declared or made upon Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Offered Preferred Stock of such series as to dividends or distribution of assets upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of any such junior or parity stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distribution of assets upon liquidation, dissolution or winding up of the Company).

  Holders of shares of any series of Offered Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, in excess of full cumulative (if applicable) dividends on such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments which may be in arrears.

  The Company will be prohibited from paying dividends on Offered Preferred Stock of any series in the event of a dividend arrearage on Series A Preferred Stock and may be prohibited from paying dividends on Offered Preferred Stock of any series as a result of certain other dividend restrictions. See "-- Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock --Preferred Stock Reserved for Issuance--Series A Preferred Stock" below.

Redemption and Repurchase

  The shares of Offered Preferred Stock of any series may be redeemable at the option of the Company, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by the Company at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement. Offered Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

  The prospectus supplement relating to a series of Offered Preferred Stock which is subject to mandatory redemption will specify the number of shares of such series which shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (including accumulated dividends on any such series on which dividends are cumulative) to the date fixed for redemption. The redemption price may be payable in cash, securities or other property, as specified in the prospectus supplement relating to such series of Offered Preferred Stock.

  If fewer than all of the outstanding shares of any series of Offered Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata, by lot or by any other method deemed equitable by the Company.

  If full cumulative dividends on any series of Offered Preferred Stock (including accumulated dividends on any such series on which dividends are cumulative) have not been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, the Company shall not redeem, repurchase or otherwise acquire any shares of such series of Offered Preferred Stock except by conversion into or exchange for capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to dividends and as to distributions upon liquidation, dissolution or winding up of the Company, or except pursuant to a purchase or exchange offer made on the same terms to all holders of such series of Offered Preferred Stock.

  Notice of redemption shall be given by mailing the same to each record holder of the shares to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, to the respective addresses of such holders as the same shall appear in the stock registry of the Company. Each such notice shall state:

  .  the redemption date;

  . the number of shares and series of Offered Preferred Stock to be redeemed;

  .  the redemption price;

  . the place or places where certificates for such Offered Preferred Stock are to be surrendered for payment of the redemption price;

  . that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

  . the date upon which the holder's conversion rights as to such shares, if any, shall terminate. If fewer than all shares of any series of the Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares to be redeemed from such holder.

  If a notice of redemption has been given, from and after the redemption date for the shares of Offered Preferred Stock called for redemption (unless the Company shall default in providing money for the payment of the redemption price of the shares so called for redemption plus, if applicable, accrued and unpaid dividends), dividends on the shares of Offered Preferred Stock so called for redemption shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Company shall cease, except the right to receive the redemption price plus, if applicable, accrued and unpaid dividends upon surrender of the certificates representing the shares to be so redeemed (properly endorsed or assigned for transfer, if the Company shall so require) in accordance with such notice. If fewer than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

  The Company will be prohibited from redeeming or repurchasing Offered Preferred Stock of any series in the event of a dividend arrearage on Series A Preferred Stock and may be prohibited from redeeming or repurchasing Offered Preferred Stock of any series as the result of certain other dividend restrictions. See "--Dividend, Repurchase and Redemption Restrictions" above and "Description of Capital Stock" below.

Liquidation Preference

  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, and after payment of all amounts due upon liquidation, dissolution or winding up to holders of Series A Preferred Stock and any other capital stock of the Company ranking prior to the Offered Preferred Stock of any series as to the distribution of assets upon liquidation, dissolution or winding up, and subject to the rights of holders of any capital stock of the Company ranking on a parity with the shares of Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, the holders of shares of Offered Preferred Stock of such series shall be entitled to receive, out of assets of the Company legally available therefor and before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Offered Preferred Stock of such series as to distribution of assets upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus accrued and unpaid dividends (including accumulated dividends if dividends on such series of Offered Preferred Stock are cumulative). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Offered Preferred Stock of such series will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Offered Preferred Stock of any series and the corresponding amounts payable on all shares of other capital stock of the Company ranking on a parity with the Offered Preferred Stock of such series in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Offered Preferred Stock of such series and of such other capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  For such purposes, the consolidation or merger of the Company with or into any other person, or the sale, lease, transfer or conveyance of all or substantially all or any portion of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

  Holders of Offered Preferred Stock will not have voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement. In the event that the Company issues a series of Offered Preferred Stock with voting rights or the Offered Preferred Stock of any series is entitled pursuant to applicable law to vote on any matter, then, unless otherwise specified in the prospectus supplement relating to such series, each share of such series will be entitled to one vote on matters on which holders of such shares are entitled to vote. However, as more fully described under "Description of Depositary Shares," if the Company elects to provide for the issuance of Depositary Shares representing fractional interests in shares of any such series of Offered Preferred Stock, the holder of any such Depositary Share will, in effect and subject to certain limitations and conditions, be entitled to such fraction of a vote, rather than a full vote. In the case of any series of Offered Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series on matters on which holders of such series and holders of any other series of Preferred Stock or other capital stock of the Company are entitled to vote as a single class will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series.

  So long as any shares of Offered Preferred Stock remain outstanding, and except as otherwise set forth in the applicable prospectus supplement or except as otherwise required by applicable law, the Company will not, without the affirmative vote or consent of the holders of at least a majority of the shares of any affected series of Offered Preferred Stock outstanding at the time (voting separately as a single class with all other affected series of Preferred Stock ranking on a parity with the Offered Preferred Stock of such series either as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company and upon which like voting rights have been conferred and are then exercisable), given in person or by proxy, either in writing or at a meeting,

  . authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such affected series of Offered Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  . amend, alter or repeal the provisions of the Amended and Restated Articles of Incorporation (including the articles of amendment for such affected series of Offered Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference or privilege of such affected series of Offered Preferred Stock;

provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other class or series of capital stock or any other series of Preferred Stock, or any increase in the number of authorized shares of any series of Preferred Stock, in each case, ranking on a parity with or junior to the Preferred Stock of such affected series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences or privileges.

  None of the foregoing voting provisions will apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected or occur, all outstanding shares of the relevant series of Offered Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

  Under Virginia law, notwithstanding anything to the contrary set forth above, holders of shares of a series of Preferred Stock generally will be entitled to vote as a class upon a proposed amendment to the Amended and Restated Articles of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class; effect an exchange or reclassification of all or part of the shares of the class into shares of another class; effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class; change the designation, rights preferences, or limitations of all or part of the shares of the class; change the shares of all or part of the class into a different number of shares of the same class; create a new class of shares, or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class, or increase the rights, preferences, or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class; or cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared. Any such amendment requires the vote of a majority of the shares entitled to vote thereon, voting as a class. If a proposed amendment that entitles two or more series of shares to vote as separate voting groups would affect those two or more series in the same or substantially similar way, the shares of all the series so affected shall vote together as a single voting group on the proposed amendment.

Conversion and Exchange Rights

  The terms, if any, upon which shares of any series of Preferred Stock are convertible into or exchangeable for Common Stock, another series of Preferred Stock or other Securities will be set forth in the applicable prospectus supplement relating thereto. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at the option of the Company.

Transfer Agent and Registrar

  The transfer agent and registrar for the shares of Preferred Stock will be named in the applicable prospectus supplement.

                       DESCRIPTION OF DEPOSITARY SHARES

  The Company may offer Depositary Shares (either separately or together with other Securities) representing fractional interests in shares of Preferred Stock of any series. In connection with the issuance of any Depositary Shares, the Company will enter into a deposit agreement (a "Deposit Agreement") with a bank or trust company, as depositary (the "Preferred Stock Depositary"), which will be named in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") issued pursuant to the related Deposit Agreement. The summary of certain provisions of the Depositary Shares and the Deposit Agreement set forth below and the summary of certain terms of a particular issue of Depositary Shares and the related Deposit Agreement set forth in the applicable prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions of the form of Deposit Agreement, together with the form of related Depositary Receipt which will be filed as an exhibit to or incorporated by reference in the registration statement, all of which are incorporated herein by reference.

  The following description of Depositary Shares sets forth certain general terms and provisions of the Depositary Shares and the related Deposit Agreement to which any prospectus supplement may relate. Certain other terms of any such Depositary Shares and the related Deposit Agreement will be described in the applicable prospectus supplement. If so indicated in the accompanying prospectus supplement, the terms of the Depositary Shares offered thereby and of the related Deposit Agreement may differ from the terms set forth below.

General

  The Company may provide for the issuance by the Preferred Stock Depositary of Depositary Receipts evidencing the related Depositary Shares, each of which Depositary Shares in turn will represent a fractional interest (which will be specified in the applicable prospectus supplement) in one share of a series of Preferred Stock. Shares of Preferred Stock of any series represented by Depositary Shares will be deposited under a separate Deposit Agreement. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented thereby (including, if applicable and subject to certain matters discussed below, dividend, voting, conversion, exchange, redemption and liquidation rights).

  Depositary Shares may be issued in respect of shares of the Preferred Stock of any series. Immediately following the issuance of any such shares of Preferred Stock by the Company, the Company will deposit such shares of Preferred Stock with the relevant Preferred Stock Depositary and will cause the Preferred Stock Depositary to issue, on behalf of the Company, the related Depositary Receipts.

  Reference is made to the applicable prospectus supplement relating to the Depositary Shares offered thereby for specific terms, including (where applicable):

  . the terms of the series of Preferred Stock deposited by the Company under the related Deposit Agreement;

  . the number of such Depositary Shares and the fraction of one share of such Preferred Stock represented by one such Depositary Share;

  . whether such Depositary Shares will be listed on any securities exchange;

  . whether such Depositary Shares will be sold with any other Securities and, if so, the amount and terms thereof; and

  . any other specific terms of such Depositary Shares and the related Deposit Agreement.

  Depositary Receipts may be surrendered for transfer or exchange for new Depositary Receipts of different authorized denominations at any office or agency of the relevant Preferred Stock Depositary maintained for such purpose, subject to the terms of the related Deposit Agreement. Unless otherwise specified in the applicable prospectus supplement, Depositary Receipts will be issued in denominations evidencing any whole number of Depositary Shares. No service charge will be made for any permitted transfer or exchange of Depositary Receipts, but the Company or the Preferred Stock Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Dividends and Other Distributions

  The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the related Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to the record holders of Depositary Receipts.

  In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto in proportion, insofar as possible, to the number of Depositary Receipts owned by such holders on the relevant record date, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (public or private) of such property and distribution of the net proceeds from such sale to such holders.

  The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Receipts.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

Withdrawal of Preferred Stock

  Upon surrender of the Depositary Receipts at an office or agency of the Preferred Stock Depositary maintained for such purpose (unless the related shares of Preferred Stock have previously been called for redemption), the holder thereof will be entitled to delivery, at such office or agency, to or upon such holder's order, of the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Shares of Preferred Stock so withdrawn, however, may not be redeposited. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption and Repurchase of Preferred Stock

  If a series of Preferred Stock represented by Depositary Shares is subject to redemption at the option of the Company, then, whenever the Company redeems shares of Preferred Stock of such series held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of the Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus any other amounts or property payable with respect to the Preferred Stock to be redeemed. The redemption price per Depositary Share will be equal to the redemption price and any other amounts or property per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one such Depositary Share. If less than all of the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be redeemed in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not so redeemed.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender of such Depositary Receipts to the Preferred Stock Depositary.

  Depositary Shares, as such, are not subject to repurchase by the Company at the option of the holders. Nevertheless, if the Preferred Stock represented by Depositary Shares is subject to repurchase of the option of the holders, the related Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to repurchase the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts at the applicable repurchase price specified in the related prospectus supplement. The Company, upon receipt of such instructions and subject to the Company having funds legally available therefor, will repurchase the requisite whole number of shares of such Preferred Stock from the Preferred Stock Depositary, who in turn will repurchase such Depositary Receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of Depositary Shares representing one or more whole shares of the related Preferred Stock. The repurchase price per Depositary Share will be equal to the repurchase price and any other amounts per share payable with respect to the Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be repurchased in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be repurchased.

Voting the Preferred Stock

  Upon receipt of notice of any meeting at which the holders of the Preferred Stock of any series represented by Depositary Shares are entitled to vote, the relevant Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the related Depositary Receipts. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares representing such Preferred Stock.

Conversion and Exchange of Preferred Stock

  If the Preferred Stock represented by Depositary Shares is exchangeable at the option of the Company for other Securities, then, whenever the Company exercises its option to exchange all or a portion of such shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will exchange as of the same exchange date a number of such Depositary Shares representing the shares of the Preferred Stock so exchanged, provided the Company shall have issued and deposited with the Preferred Stock Depositary the Securities for which such shares of Preferred Stock are to be exchanged. The exchange rate per Depositary Share shall be equal to the exchange rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If less than all of the Depositary Shares are to be exchanged, the Depositary Shares to be exchanged will be selected by the Preferred Stock Depositary by lot or pro rata or other equitable method, in each case as may be determined by the Company. If the Depositary Shares evidenced by a Depositary Receipt are to be exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be exchanged.

  Depositary Shares, as such, are not convertible or exchangeable at the option of the holders into other Securities or property. Nevertheless, if the Preferred Stock represented by Depositary Shares is convertible into or exchangeable for other Securities at the option of the holders, the related Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion or exchange, as the case may be, of the Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into a whole number of shares of Common Stock or Preferred Stock, a whole number of warrants for Common Stock ("Common Stock Warrants"), or Debt Securities in authorized denominations, as specified in the related prospectus supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders such number of whole shares of Common Stock or Preferred Stock, a whole number of Common Stock Warrants, or a principal amount of Debt Securities in authorized denominations (and cash in lieu of any fractional Security). The exchange or conversion rate per Depositary Share shall be equal to the exchange or conversion rate per share of Preferred Stock multiplied by the fraction of a share of Preferred Stock represented by one Depositary Share. If the Depositary Shares evidenced by a Depositary Receipt are to be converted or exchanged in part only, a new Depositary Receipt or Receipts will be issued for any Depositary Shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

  The Depositary Receipts evidencing Depositary Shares and any provision of the related Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts issued under any Deposit Agreement will not be effective unless such amendment has been approved by the holders of at least a majority of such Depositary Receipts then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which the related Depositary Shares may be listed). In no event may any such amendment impair the right of any holder of Depositary Receipts, subject to the conditions specified in the Deposit Agreement, to receive the related Preferred Stock upon surrender of such Depositary Receipts as described above under "--Withdrawal of Preferred Stock."

  The Deposit Agreement may be terminated by the Company upon not less than 60 days' notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary shall deliver or make available to each holder of the related Depositary Receipts, upon surrender of such Depositary Receipts, such number of whole shares of the related series of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts, together with cash in lieu of any fractional shares (to the extent the Company has deposited such cash with the Preferred Stock Depositary). The Deposit Agreement will automatically terminate if all of the shares of Preferred Stock deposited thereunder shall have been withdrawn, redeemed, converted or exchanged or if there shall have been a final distribution in respect of such Preferred Stock in connection with any liquidation, dissolution or winding up of the Company.

Charges of Preferred Stock Depositary

  The Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement, and will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of Depositary Receipts will be required to pay all other transfer and other taxes and governmental charges (including taxes and other governmental charges in connection with the transfer, exchange, surrender or conversion of Depositary Receipts) and such other charges as are expressly provided in the Deposit Agreement.

Resignation and Removal of Depositary

  The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary.

Miscellaneous

  The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related Preferred Stock.

  Neither the Preferred Stock Depositary nor the Company will be liable if either is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder without gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or any related shares of Preferred Stock or Depositary Receipts unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on advice of counsel, accountants or other advisors, and information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be authorized or competent and on documents believed to be genuine.

  If the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                          DESCRIPTION OF COMMON STOCK

  The Company may issue (either separately or together with other Securities) shares of its Common Stock. Under its Amended and Restated Articles of Incorporation, the Company is authorized to issue up to 300,000,000 shares of Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "CSX." Reference is made to the applicable prospectus supplement relating to Common Stock offered thereby for the terms relevant thereto, including the number of shares offered and the initial public offering price. For a summary of certain terms of Common Stock, see "Description of Capital Stock" below.

                      DESCRIPTION OF SECURITIES WARRANTS

  The Company may issue (either separately or together with other Securities) warrants for the purchase of Debt Securities (the "Debt Warrants"), warrants for the purchase of Preferred Stock (the "Preferred Stock Warrants") and warrants for the purchase of Common Stock (the "Common Stock Warrants"). The Debt Warrants , the Preferred Stock Warrants and the Common Stock Warrants are collectively referred to herein as the "Securities Warrants." The Securities Warrants are to be issued under warrant agreements (each a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent ("Securities Warrant Agent"), all as set forth in the prospectus supplement relating to the particular issue of Securities Warrants. The form of Securities Warrant Agreement, including the form of certificates representing the Securities Warrants ("Securities Warrant Certificates"), that will be entered into with respect to a particular offering of Securities Warrants will be filed as an exhibit to or incorporated by reference in the registration statement. The following summary of certain provisions of the Securities Warrant Agreement and the Securities Warrants and the summary of certain terms of the particular Securities Warrant Agreement and Securities Warrants set forth in the applicable prospectus supplement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular Securities Warrant Agreement and the related Securities Warrant Certificates, all of which are incorporated herein by reference.

  The following description of the Securities Warrants sets forth certain general terms and provisions of the Securities Warrants and the related Securities Warrant Agreement to which any prospectus supplement may relate. Certain other terms of any Securities Warrants and the related Securities Warrant Agreement will be described in the applicable prospectus supplement. If so indicated in the accompanying prospectus supplement, the terms of the Securities Warrants offered thereby and the related Securities Warrant Agreement may differ from the terms set forth below.

General

  Reference is made to the applicable prospectus supplement for the terms of the Securities Warrants offered thereby, including (where applicable):

  .  the title and aggregate number of such Securities Warrants;

  . the designation, aggregate principal amount, currency, currencies or currency units and terms of the Debt Securities purchasable upon exercise of the Securities Warrants; the price, or the manner of determining the price, at which such Debt Securities may be purchased upon such exercise;

  . the designation, number of shares and terms of the series of Preferred Stock purchasable upon exercise of the Securities Warrants; the price, or the manner of determining the price, at which such Preferred Stock may be purchased upon such exercise;

  . the number of shares of Common Stock that may be purchased upon exercise of each such Securities Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise;

  . if other than cash, the property and manner in which the exercise price of such Securities Warrants may be paid; and any minimum number of such Securities Warrants that are exercisable at any one time;

  . the time or times at which, or period or periods during which, such Securities Warrants may be exercised and the expiration date of such Securities Warrants;

  .  the terms of any right of the Company to redeem such Securities
     Warrants;

  . the terms of any right of the Company to accelerate the exercise of such Securities Warrants upon the occurrence of certain events;

  . whether such Securities Warrants will be sold with any other Securities, and the date, if any, on and after which such Securities Warrants and any such other Securities will be separately transferable;

  .  whether Securities Warrants will be issued in registered or bearer form;

  . a discussion of certain Federal income tax, accounting and other special considerations, procedures and limitations relating to the Securities Warrants; and

  .  any other terms of such Securities Warrants.

  Securities Warrant Certificates may be surrendered for transfer or exchange for new Securities Warrant Certificates of authorized denominations at any office or agency of the relevant Securities Warrant Agent maintained for such purpose, subject to the terms of the related Securities Warrant Agreement. Unless otherwise specified in the applicable prospectus supplement, Securities Warrant Certificates will be issued in denominations evidencing any whole number of Warrants. No service charge will be made for any permitted transfer or exchange of Securities Warrant Certificates, but the Company or the Securities Warrant Agent may require payment of any tax or other governmental charge payable in connection therewith.

Exercise of Warrants

  Each Securities Warrant will entitle the holder to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to such Securities Warrants, by payment of such exercise price in the Currency and in the manner specified in the prospectus supplement. Securities Warrants may be exercised at any time up to the date and time specified in the applicable prospectus supplement for the expiration thereof. After the specified expiration time on the specified date of expiration, unexercised Securities Warrants will become void.

  Upon receipt at an office or agency indicated in the applicable prospectus supplement of

  .  payment of the exercise price and

  .  the Securities Warrant Certificate properly completed and duly executed,

the Company will, as soon as practicable, issue and deliver the Debt Securities, shares of Preferred Stock or shares of Common Stock purchasable upon such exercise. Unless otherwise indicated in the applicable prospectus supplement, fractional shares of Preferred Stock or Common Stock, as the case may be, will not be issued upon the exercise of Warrants and, in lieu thereof, the Company will make a cash payment in an amount determined as provided in the applicable prospectus supplement. If less than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining number of Securities Warrants. The holder of a Securities Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Securities purchased upon such exercise.

Modifications

  Any Securities Warrant Agreement and the terms of the related Securities Warrants may be modified or amended by the Company and the applicable Securities Warrant Agent, without the consent of any holder of the related Securities Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the related Securities Warrants.

  The Company and the applicable Securities Warrant Agent may also modify or amend the applicable Securities Warrant Agreement and the terms of the related Securities Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Securities Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, or reduces the number of outstanding Securities Warrants the consent of whose holders is required for any such amendment or modification, may be made without the consent of each holder affected thereby.

No Rights as Holders

  Holders of Securities Warrants for the purchase of Debt Securities are not entitled, by virtue of being such holders, to exercise any rights as holders of Debt Securities, or to receive any principal, interest or other amounts in respect of Debt Securities. Holders of Securities Warrants for the purchase of shares of Preferred Stock or Common Stock are not entitled, by virtue of being such holders, to vote, consent or receive notice as stockholders of the Company in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or to exercise any other rights whatsoever as stockholders of the Company, or to receive any dividends or distributions, if any, on the Preferred Stock or Common Stock, as the case may be.

                         DESCRIPTION OF CAPITAL STOCK

  The authorized capital stock of the Company consists of (i) 300,000,000 shares of Common Stock, par value $1.00 per share, and (ii) 25,000,000 shares of Preferred Stock, without par value, issuable in series, of which 250,000 shares of Series A Preferred Stock have been reserved for issuance and 3,000,000 shares of Series B Preferred Stock have been reserved for issuance under the Shareholders Rights Plan. As of September 25, 1998, 218,280,066 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were outstanding.

  The following summary of certain provisions of Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, the Amended and Restated Articles of Incorporation and the By-laws do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation, the By-laws and the articles of amendment establishing the terms of Series A Preferred Stock and Series B Preferred Stock, copies of which have been incorporated by reference or filed as exhibits to the registration statement.

Common Stock

  The holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided by the express provisions of any series of Preferred Stock of the Company, the holders of such shares exclusively possess all voting power of the Company. If and when issued and except as otherwise provided by law, the holders of Series A Preferred Stock will be entitled to one vote per share, and the holders of such Series A Preferred Stock, and the holders of Common Stock and any other class of stock of the Company then having general voting rights shall vote together as one class. If and when issued and except as otherwise provided by law, the holders of Series B Preferred Stock will be entitled to 100 votes per share (subject to adjustment in accordance with the Amended and Restated Articles of Incorporation) on all matters submitted to a vote of the shareholders of the Company, and the holders of such Series B Preferred Stock and the holders of Common Stock shall vote together as one class. See "--Preferred Stock" and "-- Preferred Stock Reserved for Issuance" below. There is no cumulative voting in the election of directors, and no holder of Common Stock is entitled as such, as a matter of right, to subscribe for or purchase any shares of Common Stock or Preferred Stock. Subject to the preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors of the Company from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment or provision for liabilities and amounts owing in respect of any outstanding Preferred Stock.

  The transfer agent for the Common Stock is Harris Trust Company located in Chicago, Illinois.

Preferred Stock

  Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by Virginia law and the Amended and Restated Articles of Incorporation, the Board of Directors of the Company, without further action by the shareholders, is authorized to designate and issue in series Preferred Stock and to fix as to any series:

  .  the number of shares constituting such series,

  . the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any,

  . any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action,

  . the price at and the terms and conditions on which shares may be redeemed, including any sinking fund provisions for the redemption or purchase of shares,

  .  the amount payable in the event of a liquidation, and

  . whether shares will have the privilege of conversion, and if so, the terms and conditions on which shares may be converted.

  The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company and could have the effect of delaying or preventing a merger, tender offer or other attempted takeover of the Company. No holder of Preferred Stock shall be entitled, as a matter of right, to subscribe for or purchase any shares of Preferred Stock or Common Stock.

Preferred Stock Reserved for Issuance

  Series A Preferred Stock. Pursuant to a resolution adopted on April 20, 1982, the Board of Directors of the Company designated 250,000 shares of Preferred Stock as Series A Preferred Stock. No shares of Series A Preferred Stock are outstanding as of the date of this prospectus.

  Each share of Series A Preferred Stock is entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends in the amount of $7.00 per annum, payable quarterly. Dividends on shares of Series A Preferred Stock are cumulative commencing with the first day of the first dividend period, whether or not there are net profits or net assets of the Company legally available for the payment of such dividends. However, no dividend is payable as to any payment date occurring in the same calendar month in which the initial issuance of Series A Preferred Stock occurs. Series A Preferred Stock ranks senior as to dividends to both Series B Preferred Stock and Common Stock.

  Except as otherwise provided by law, holders of shares of Series A Preferred Stock are entitled to one vote for each share held, and the shares of Series A Preferred Stock, the shares of Common Stock and any other class of stock of the Company having general voting rights, vote together as one class. In the event that at any time or from time to time, while any shares of Series A Preferred Stock are outstanding, six or more quarterly dividends, whether consecutive or not, on any shares of Series A Preferred Stock are in arrears and unpaid, whether or not earned or declared, then the holders of all of the outstanding shares of Series A Preferred Stock together with the holders of any other series of Preferred Stock then entitled to such a vote, voting as a single class, will be entitled to elect two members of the Board of Directors of the Company. The number of members of the Board of Directors of the Company will be increased accordingly. Generally, so long as such a dividend arrearage exists, holders of shares of Series A Preferred Stock and such other Preferred Stock entitled to such a vote will be entitled to elect two additional directors at each subsequent regular annual meeting of shareholders.

  Upon any involuntary or voluntary liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders an amount equal to $100 per share, plus an amount equal to accumulated and unpaid dividends to and including the date on which payment is made, before any amount shall be paid or distributed to the holders of shares of capital stock ranking junior to the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up, including the Series B Preferred Stock and the Common Stock. If, upon any such liquidation, dissolution or winding up, amounts payable in respect of the Series A Preferred Stock and any other capital stock ranking as to such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of Series A Preferred Stock and such parity stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. Neither the merger or consolidation of the Company with or into any other corporation, nor the sale, transfer, exchange or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up for the foregoing purposes.

  Shares of Series A Preferred Stock are, at the option of the holder, convertible at any time into shares of Common Stock at the conversion rate in effect at that time as determined in accordance with the Amended and Restated Articles of Incorporation. The initial conversion rate is two shares of Common Stock for each share of Series A Preferred Stock. The Amended and Restated Articles of Incorporation call for adjustments from time to time to the conversion rate upon the occurrence of various events including, but not limited to, changes in the number of outstanding shares of Common Stock due to stock dividends and stock splits, the issuance of rights or warrants for Common Stock below "average market price," and the distribution of indebtedness or assets (excluding cash dividends) to holders of Common Stock. Should any reorganization, recapitalization, consolidation, merger, or sale, transfer, exchange or conveyance of all or substantially all of the property or assets of the Company occur, as a result of which the holders of Common Stock shall be entitled to receive stock, other securities, cash or other assets in exchange for Common Stock, holders of Series A Preferred Stock shall have the right to convert each share of Series A Preferred Stock into the amount of such consideration at the Common Stock conversion rate applicable just prior to such an event.

  Shares of Series A Preferred Stock are subject to a mandatory redemption provision that will require the Company to redeem, at a redemption price of $100 per share

  . 50,000 shares of Series A Preferred Stock on the last day of the dividend period for Series A Preferred Stock which includes the sixth anniversary of the initial issuance of such Series A Preferred Stock and

  . an additional 50,000 shares of Series A Preferred Stock on the last day of each corresponding dividend period in the four successive twelve month periods. The shares to be redeemed will be selected by lot by the transfer agent as provided in the Amended and Restated Articles of Incorporation.

  At any time after the fifth anniversary of the initial issuance date of the Series A Preferred Stock, the Company will have the option to redeem all of the shares of Series A Preferred Stock at a price of $110 per share within 60 days of a "class vote" as described in the Amended and Restated Articles of Incorporation. A "class vote," as so described, shall be deemed to have occurred if

  . the shares of Series A Preferred Stock shall have voted as a class, either separately or together with shares of any other series of Preferred Stock, as a condition to the taking of any corporate action other than action which would change the Series A Preferred Stock dividend rights, liquidation preference, mandatory redemption rights, redemption premium, voting rights, or conversion rights,

  . the vote necessary to constitute approval of that action by such class shall not have been obtained, and

  . the vote necessary to constitute approval of that action by the holders of the Common Stock shall have been obtained.

  All accumulated dividends owed to holders of Series A Preferred Stock must be paid prior to the redemption of any shares of Series A Preferred Stock.

  Shares of Series A Preferred Stock which have been acquired by the Company will not be reissued as Series A Preferred Stock, but will be retired and cancelled in the manner provided by Virginia law and shall constitute authorized but unissued Preferred Stock undesignated as to series.

  Series B Preferred Stock. In connection with the issuance of the Rights (described under "--Shareholder Rights Plan" below), the Board of Directors of the Company designated 3,000,000 shares of Preferred Stock as Series B Preferred Stock. No shares of Series B Preferred Stock are outstanding as of the date of this prospectus, and such shares will be issued only in connection with the exercise of Rights. The Series B Preferred Stock ranks junior to Series A Preferred Stock as to the payment of dividends and the distribution of assets.

  Subject to the rights of the holders of shares of any other series of Preferred Stock ranking prior and superior to Series B Preferred Stock with respect to dividends, and in preference to Common Stock or any other junior series of Preferred Stock or other stock, each share of Series B Preferred is generally entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cumulative quarterly cash dividends equal to the greater of $1.00 per share or, subject to certain adjustments, 100 times the aggregate per share amount of all cash dividends and non-cash dividends paid on each share of the Company's Common Stock in the preceding quarter. Whenever quarterly dividends or other distributions payable to the holders of Series B Preferred Stock are in arrears, whether or not such dividends or other distributions have been declared the Company shall not

  . declare or pay dividends or distributions to holders of Common Stock or any shares of stock junior to Series B Preferred Stock or

  . purchase or otherwise acquire shares of Series B Preferred Stock or any shares of stock junior to or in parity with Series B Preferred Stock.

  Except as otherwise provided by law, holders of shares of Series B Preferred Stock are entitled to 100 votes for each share held, and the shares of Series B Preferred Stock and the shares of Common Stock of the Company will vote together as one class. In the event the Company declares or pays any dividend to holders of Common Stock payable in Common Stock, or affects the number of outstanding shares of Common Stock by reclassification or otherwise, the number of votes per share of Series B Preferred Stock will be adjusted to equalize the relative voting strength of the Series B Preferred Stock vis-a-vis the Common Stock to the relative voting strength immediately prior to such an event.

  Upon any involuntary or voluntary liquidation, dissolution or winding up of the Company, subject to the rights of Series A Preferred Stock and the rights of any other capital stock prior in rank with respect to liquidation, dissolution or winding up, the holders of Series B Preferred Stock will be entitled to be paid out of the assets of the Company legally available therefor the greater of $100 per share, plus accumulated and unpaid dividends, or an amount per share equal to 100 times the aggregate amount to be distributed per share to the holders of Common Stock (subject to certain adjustments). In such a liquidation, dissolution or winding up, Series B Preferred Stock will be paid prior to any distributions to the holders of Common Stock or any other stock ranking junior to Series B Preferred Stock. Holders of stock ranking on a parity (either as to dividends or liquidation, dissolution or winding up) with Series B Preferred Stock, will share ratably in any distribution with holders of Series B Preferred Stock in proportion to the total amounts to which the holders of all such shares are entitled upon liquidation, dissolution or winding up of the Company.

  In the event that the Company shall enter into any consolidation, merger, combination or other transaction in which Common Stock is exchanged for or changed into other securities, cash or property, the holders of Series

B Preferred Stock will be entitled to receive 100 times the per share consideration received in connection with such transaction by holders of Common Stock (subject to certain adjustments).

  Shares of Series B Preferred Stock which have been acquired by the Company in any manner whatsoever will not be reissued as Series B Preferred Stock, but will be retired and cancelled in the manner provided by Virginia law and shall constitute authorized but unissued Preferred Stock undesignated as to series. Shares of Series B Preferred Stock are not redeemable.

Shareholder Rights Plan

  The following summary of certain provisions of the Company's Shareholder Rights Plan and the Rights Agreement, dated as of May 29, 1998 (the "Rights Agreement"), between the Company and Harris Trust Company of New York does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, including the form of Rights Certificate attached thereto, and the articles of amendment for Series B Preferred Stock, both of which are incorporated by reference as exhibits to the registration statement.

  The Rights Agreement contains provisions that could make it more difficult for a third party to gain control of the Company and that could have the effect of delaying or preventing a merger, tender offer or other takeover attempt of the Company. In May 1998, the Board of Directors of the Company declared a dividend of one preferred share purchase right (each, a "Right") for each share of the Company's Common Stock outstanding as of June 8, 1998. Each Right entitles its holder to purchase from the Company, until the earlier of June 8, 1998, or the redemption of the Rights, one one-hundredth (1/100th) of a share of Series B Preferred Stock at an exercise price of $180 per Right, subject to certain adjustments or, under certain circumstances, to obtain additional shares of Common Stock of the Company in exchange for each Right. The Rights will not be exercisable or transferable apart from Common Stock of the Company until the earlier of 10 days following the public announcement that a person or affiliated group has acquired or obtained the right to acquire 20% or more of the outstanding Common Stock of the Company; or 10 days following the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the ownership by a person or group of 20% or more of the outstanding Common Stock of the Company. The Board of Directors of the Company may redeem the Rights at a price of one cent per Right at any time prior to the acquisition by a person of 20% or more of the outstanding Common Stock of the Company.

Virginia Stock Corporation Act; Anti-takeover Effects

  The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, generally require approval of certain material transactions between a Virginia corporation and any beneficial holder of more than 10% of any class of its outstanding voting shares (an "Interested Shareholder") by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

  For three years following the time that an Interested Shareholder becomes an owner of 10% of the outstanding voting shares, a Virginia corporation cannot engage in an Affiliated Transaction with such Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the Company's Board of Directors who was

  . a member on the date on which an Interested Shareholder became an Interested Shareholder or

  . recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board.

After the expiration of the three-year period, the statute requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

  The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of the Company's Disinterested Directors or that the transaction satisfy the fair-price requirements of the statute. In general, the fair-price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Company's shares in the first step.

  None of the foregoing limitations and special voting requirements applies to an Interested Shareholder whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Company's Disinterested Directors.

  These provisions are designed to deter certain types of takeovers of Virginia corporations. The statute provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or by-laws providing that the Affiliated Transactions provisions shall not apply to the corporation. The Company has not "opted out" of the Affiliated Transactions provisions.

  Virginia law also generally provides that shares of a Virginia corporation acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights with respect to such shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. The Board of Directors of a Virginia corporation can opt out of this provision at any time before four days after receipt of a control share acquisition notice.

                            UNITED STATES TAXATION

  The following summary of the principal United States federal income tax consequences of the ownership and disposition of Debt Securities is based upon the opinion of McGuire, Woods, Battle & Boothe LLP, special tax counsel for the Company. It deals only with Debt Securities held as capital assets and does not deal with special classes of Holders, such as dealers in securities or currencies, banks, life insurance companies, tax-exempt organizations, persons holding Debt Securities as a hedge against currency risks, certain United States expatriates or United States Holders (as defined below) whose functional currency is not the U.S. dollar. It also does not deal with Holders other than original purchasers and thus does not deal with the "market discount rules." Moreover, the summary deals only with Debt Securities that are due to mature not later than 30 years from the date on which they are issued. The United States federal income tax consequences of ownership of Debt Securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. The discussion of original issue discount is based on the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder, judicial decisions and administrative rulings in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. PERSONS CONSIDERING THE PURCHASE OF DEBT SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF STATE, LOCAL, OR FOREIGN LAWS.

  The federal income tax consequences of ownership of other Securities including Preferred Stock, Common Stock, Securities Warrants and Depositary Shares will be discussed in an applicable prospectus supplement.

United States Holders

  The following discussion pertains to a Holder of a Debt Security who or which is a United States person as defined above under "Limitations on Issuance of Euro-Debt Securities" (a "United States Holder").

 Payments of Interest.

  Except as provided below under "Original Issue Discount", Interest on a Debt Security (including payments received on the sale, exchange or retirement of a Debt Security that are attributable to accrued but unpaid interest) will be taxable to a United States Holder as ordinary interest income at the time it is accrued or is received (or made available for payment, if earlier), depending on the United States Holder's method of accounting for tax purposes. If interest is payable in a currency or currency unit other than the U.S. dollar (a "Specified Currency"), the amount of income will be the U.S. dollar value of the Specified Currency, which (i) will be determined, in the case of a cash basis United States Holder, at the time such payment is received or is made available for payment, if earlier, and (ii) in the case of an accrual basis United States Holder, or a cash basis United States Holder accruing original issue discount, will be translated at the average exchange rate for the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the partial period within the taxable year, or, if so elected, at the spot rate on the applicable date, as provided in Section 1.988-2(b)(iii)(B) of the Treasury Regulations. The rules described in the preceding sentence will apply regardless of whether the payment is in fact converted to U.S. dollars. In general, upon the receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Debt Security) in the Specified Currency, an accrual basis United States Holder will recognize foreign currency gain or loss to the extent of the difference, if any, between the U.S. dollar value of the accrued interest with respect to which payment is being made (determined as described in the preceding sentence), and the U.S. dollar value of the interest payments received (determined as of the time of receipt). Such foreign currency gain or loss generally will be treated as ordinary income or loss.

 Original Issue Discount.

  General. A Debt Security will be treated as having been issued at an original issue discount (a "Discount Security") if the excess of its "stated redemption price at maturity" over its issue price (defined as the initial offering price to the public at which a substantial amount of the Discount Debt Securities have been sold) equals or exceeds 1/4 of 1 percent of such Debt Security's "stated redemption price at maturity" multiplied by the number of complete years to its maturity. The stated redemption price at maturity of a Debt Security is the total of all payments provided by the Debt Security that are not "qualified stated interest payments." Stated generally, a qualified stated interest payment is stated interest that is unconditionally payable in cash or in property (other than in debt instruments of the issuer) at least annually over the term of the Debt Security at (i) a single fixed rate of interest, (ii) one or more qualified floating rates, (iii) a single fixed rate and one or more qualified floating rates, (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, or (v) a single objective rate.

  A United States Holder (including a cash basis Holder) of a Discount Security will be required to include original issue discount ("Discount") in income as it accrues, generally before the receipt of cash attributable to such income. The amount of Discount includable in income is the sum of the daily portions of Discount with respect to the Discount Security determined for each day during the taxable year or portion of the taxable year in which a United States Holder holds such Discount Security. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the Discount allocable to such accrual period. The amount of Discount allocable to any accrual period is an amount equal to the excess of
(a) the product of the Discount Security's adjusted issue price at the beginning of such accrual period and the yield to maturity of the Discount Security (determined by compounding at the close of each accrual period and adjusted for the length of such period) over (b) the qualified stated interest payments, if any, allocable to the accrual period. In general, unless otherwise specified, the accrual period is each period between Interest Payment Dates (including (i) the period from the issue date to the first Interest Payment Date and (ii) the period from the final Interest Payment Date to

Stated Maturity). The accrual period may be of any length and may vary in length over the term of the Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day or on the first day of an accrual period. The adjusted issue price of the Discount Security at the start of any accrual period is the sum of the issue price of such Discount Security, increased by the amount of Discount previously includable by the Holder for each prior accrual period, and decreased by any prior payments made during each prior accrual period on the Discount Security that were not qualified stated interest payments.

  Under existing Treasury Regulations, it is possible that Debt Securities that (i) do not provide for payments of stated interest at least annually,
(ii) bear interest pursuant to an interest rate formula that is subject to a restriction or restrictions on the maximum stated interest rate, on the minimum stated interest rate, on the amount of increase or decrease in the stated interest rate, or other similar restrictions, or (iii) bear interest at a base rate that is not based on either changes in the price of actively traded personal property or on one or more floating market interest rates, that are issued at par may be subject to the original issue discount rules of the Code as Discount Securities even though such Debt Securities may not be Original Issue Discount Securities (as defined above in "Description of Debt Securities--General"). Accordingly, United States Holders (including cash basis Holders) may be required to report income in respect of such Debt Securities before the receipt of cash attributable thereto.

  Pre-Issuance Accrued Interest. If (i) a portion of the initial purchase price of a Debt Security is attributable to pre-issuance accrued interest,
(ii) the first stated interest payment on the Debt Security is to be made within one year of the Debt Security's issue date and (iii) the payment will equal or exceed the amount of pre-issuance accrued interest, then the United States Holder may elect to decrease the issue price of the Debt Security by the amount of pre-issuance accrued interest. In that event, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on the Debt Security.

  Acquisition Premium. A United States Holder that purchases a Debt Security for an amount less than or equal to the sum of all amounts payable on the Debt Security after the purchase date (other than payments of qualified stated interest) but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States Holder's adjusted basis in the Debt Security immediately after its purchase over the adjusted issue price of the Debt Security, and the denominator of which is the excess of the sum of all amounts payable on the Debt Security after the purchase date, other than payments of qualified stated interest, over the Debt Security's adjusted issue price.

  Debt Securities Subject to Contingencies Including Optional Redemption. In general, if a Debt Security provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies and the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, special rules apply for purposes of determining the yield and maturity of the Debt Security.

  If the Debt Security is not subject to any contingencies other than contingencies that are, in the aggregate, remote and incidental contingencies, then any such contingencies will be disregarded in computing the yield and maturity of the Debt Security. For purposes of this rule, a contingency is remote if, as of the date of issuance, the likelihood that it will occur is remote, and a contingency is incidental if, as of the date of issuance, the amount of payments subject to the contingency and the impact of the contingency on the timing of payments is insignificant.

  If the Debt Security is subject to one or more contingencies (other than remote and incidental contingencies), then, in general, the amount of interest taken into account for each accrual period will be determined by constructing a projected payment schedule for the Debt Security and applying rules similar to those for accruing OID on a noncontingent debt instrument. This method is applied by first determining the yield at which the Company would have issued a fixed rate debt instrument with terms and conditions similar to the contingent payment Debt Security (the comparable yield) and then determining a payment schedule as of the issue date that would produce the comparable yield.

  Notwithstanding the general rules for determining yield and maturity in the case of Debt Securities subject to contingencies, if the Company or the Holder has an unconditional option or options that, if exercised, would require payments to be made on the Debt Security under an alternative payment schedule or schedules, then (i) in the case of an option or options of the Company, the Company will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on the Debt Security and (ii) in the case of an option or options of the Holder, the Holder will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on the Debt Security. For purposes of those calculations, the yield on the Debt Security is determined by using any date on which the Debt Security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of the Debt Security as the principal amount payable at maturity.

  If a contingency (including the exercise of an option) fails to occur, or actually occurs but in a manner inconsistent with the assumption made according to the above rules (a "change in circumstances") then, except to the extent that a portion of the Debt Security is repaid as a result of the change in circumstances and solely for purposes of the accrual of OID, the yield and maturity of the Debt Security are redetermined by treating the Debt Security as having been retired and reissued on the date of the change in circumstances for an amount equal to the Debt Security's adjusted issue price on that date.

  The federal income tax treatment of Debt Securities providing for alternative payment schedules applicable upon the occurrence of one or more contingencies will be described in greater detail in the applicable prospectus supplement.

  Election to Treat All Interest as Original Issue Discount. A United States Holder may elect to include in gross income all interest that accrues on a Debt Security using the constant-yield method described above under the heading "Original Issue Discount--General", with the modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.

  In applying the constant-yield method to a Debt Security with respect to which this election has been made, the issue price of the Debt Security will equal the electing United States Holder's adjusted basis in the Debt Security immediately after its acquisition, the issue date of the Debt Security will be the date of its acquisition by the electing United States Holder, and no payments on the Debt Security will be treated as payments of qualified stated interest. This election will generally apply only to the Debt Security with respect to which it is made and may not be revoked without the consent of the Service. If this election is made with respect to a Debt Security with amortizable bond premium, then the electing United States Holder will be deemed to have elected to apply amortizable bond premium against interest with respect to all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) held by the electing United States Holder as of the beginning of the taxable year in which the Debt Security with respect to which the election is made is acquired or thereafter acquired. The deemed election with respect to amortizable bond premium may not be revoked without the consent of the Service.

  Variable Rate Debt Securities. A "Variable Rate Debt Security" is a Debt Security that: (i) has an issue price that does not exceed the total noncontingent principal payments by more than the lesser of (1) .015 multiplied by the product of (x) the total noncontingent principal payments and (y) the number of complete years to maturity from the issue date, or (2) 15 percent of the total noncontingent principal payments; (ii) provides for stated interest compounded or paid at least annually at (1) one or more "qualified floating rates", (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate" or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (iii) provides that a qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a "current value" of that rate

(i.e., the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day); and (iv) does not provide for any contingent principal payments other than as provided in clause (i) of this sentence.

  A variable rate is a "qualified floating rate" if (i) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Debt Security is denominated or (ii) it is equal to the product of a rate described in clause (i) and either (a) a fixed multiple that is greater than zero but not more than 1.35, or (b) a fixed multiple greater than zero but not more than 1.35, increased or decreased by a fixed rate. A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors or other similar restrictions) unless such restrictions are fixed throughout the term of the Debt Security or are not reasonably expected to significantly affect the yield on the Debt Security.

  An "objective rate" is a rate, other than a qualified floating rate, that is determined using a single, fixed formula and that is based on objective financial or economic information, including one or more qualified floating rates, or the yield or changes in the price of one or more actively traded items of personal property other than stock or debt of the issuer or a related party. A variable rate is not an objective rate, however, if it is based on information within the control of the issuer or a related party or if it is reasonably expected that the average value of the rate during the first half of the Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Debt Security's term. An objective rate is a "qualified inverse floating rate" if (i) the rate is equal to a fixed rate minus a qualified floating rate, and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

  In general, if a Variable Rate Debt Security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on the Debt Security is qualified stated interest and the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, a fixed rate equal to the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for the Debt Security.

  If a Variable Rate Debt Security does not provide for stated interest at a single qualified floating rate or objective rate and does not provide for interest payable at a fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals on the Debt Security are generally determined by (i) determining a fixed rate substitute for each variable rate provided under the Variable Rate Debt Security (which generally will be the value of each variable rate as of the issue date or, in the case of an objective rate that is not a qualified inverse floating rate, a rate that reasonably reflects the expected yield on the note), (ii) constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above), (iii) determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and (iv) making the appropriate adjustments for actual variable rates during the applicable accrual period.

  If a Variable Rate Debt Security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and in addition provides for stated interest at a single fixed rate (other than at a single fixed rate for an initial period), the amount of interest and OID accruals are determined as in the immediately preceding paragraph with the modification that the Variable Rate Debt Security is treated, for purposes of the first three steps of the determination, as if it provided for a qualified floating rate (or a qualified inverse floating rate, as the case may be) rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Variable Rate Debt Security as of the issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate) rather than the fixed rate.

  United States federal income tax rules applicable to Debt Securities that provide for payments of stated interest at a variable rate, but do not meet the foregoing requirements of a Variable Rate Debt Security, will be described in the applicable prospectus supplement.

  Short-Term Debt Securities. In general, an individual or other cash basis United States Holder of a Debt Security with a term of one year or less (a "short-term Debt Security") is not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless such person elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis United States Holders and certain other United States Holders, including banks, regulated investment companies, dealers in securities, common trust funds, United States Holders who hold Debt Securities as part of certain identified hedging transactions, certain pass-through entities and cash basis United States Holders who so elect, are required to accrue OID on short-term Debt Securities on either a straight-line basis or under the constant-yield method (based on daily compounding), at the election of the United States Holder.

  In the case of a United States Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the short-term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. United States Holders who are not required and do not elect to accrue OID on short-term Debt Securities will be required to defer deductions for interest on borrowings allocable to short-term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

  For purposes of determining the amount of OID subject to these rules, all interest payments on a short-term Debt Security, including stated interest, are included in the short-term Debt Security's stated redemption price at maturity.

  Foreign Currency Discount Debt Securities. OID for any accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a Specified Currency will be determined in the Specified Currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States Holder, as described under "Payments of Interest". Upon receipt of an amount attributable to OID (whether in connection with a payment of interest or the sale or retirement of a Debt Security), a United States Holder may recognize ordinary income or loss.

  Other Considerations. The preceding discussion sets forth the general structure of the federal income tax rules applicable to Discount Securities that have a maturity date in excess of one year from the date of issue. The precise application of these rules will be affected by the terms of the particular Discount Security, including the existence of any optional redemption rights exercisable by the Company, the denomination of the Debt Security in a Specified Currency, and the term of the Debt Security. The impact of such terms, if any, on the application of these rules will be discussed in the applicable prospectus supplement.

  Reporting. The Company is required to report to the Internal Revenue Service the amount of Discount accrued on Discount Securities held of record by United States persons other than corporations and other exempt Holders. The amount required to be reported by the Company may not be equal to the amount of original issue discount required to be reported as taxable income by a Holder of such Debt Security.

 Debt Securities Purchased at a Premium.

  A United States Holder that purchases a Debt Security for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium", in which case the amount required to be included in the United States Holder's income each year with respect to interest on the Debt Security will be reduced by the amount of amortizable bond premium allocable (based on the Debt Security's yield to maturity) to such year. In the case of a Debt Security that is denominated in, or determined by reference to, a foreign currency, bond premium will be computed in units of foreign currency, and amortizable bond premium will reduce interest income in units of the foreign currency. At the time amortized bond premium offsets interest income, exchange gain or loss (taxable as ordinary income or loss) is realized measured by the difference between exchange rates at that time and at the time of the acquisition of the Debt Securities. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and is irrevocable without the consent of the Service. See also "Original Issue Discount--Election to Treat All Interest as Original Issue Discount."

 Purchase, Sale and Retirement of the Debt Securities.

  A United States Holder's tax basis in a Debt Security generally will be its U.S. dollar cost (as defined below), increased by the amount of any OID or market discount included in the United States Holder's income with respect to the Debt Security and the amount, if any, of income attributable to de minimis original issue discount and de minimis market discount included in the United States Holder's income with respect to the Debt Security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the Debt Security. The U.S. dollar cost of a Debt Security purchased with a foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the purchase.

  A United States Holder will generally recognize gain or loss on the sale or retirement of a Debt Security equal to the difference between the amount realized on the sale or retirement and its tax basis in the Debt Security. The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of such amount on (i) the date payment is received in the case of a cash basis United States Holder, (ii) the date of disposition in the case of an accrual basis United States Holder or (iii) in the case of Debt Securities traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis United States Holder (or an accrual basis United States Holder that so elects), on the settlement date for the sale. Except to the extent described above under "Original Issue Discount--Short-Term Debt Securities" or described in the next succeeding paragraph or attributable to accrued but unpaid interest, gain or loss recognized on the sale or retirement of a Debt Security will be capital gain or loss and will be long-term capital gain or loss if the Debt Security was held for more than one year.

  Gain or loss recognized by a United States Holder on the sale or retirement of a Debt Security that is attributable to changes in exchange rates will be treated as ordinary income or loss. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

 Exchange of Specified Currency.

  A United States Holder's tax basis in Specified Currency purchased by such Holder generally will be the U.S. dollar value thereof at the spot rate on the date such Specified Currency is purchased. A United States Holder's tax basis in Specified Currency received as interest on, or on the sale, exchange or retirement of, a Debt Security will be the U.S. dollar value thereof at the spot rate at the time such Specified Currency is received. The amount of gain or loss recognized by a United States Holder on a sale, exchange or other disposition of Specified Currency will be equal to the difference between (i) the amount of U.S. dollars, the U.S. dollar value at the spot rate of Specified Currency, or the fair market value in U.S. dollars of any other property received by the Holder in the sale, exchange or other disposition, and (ii) the Holder's tax basis in the Specified Currency.

  Accordingly, a United States Holder that purchases a Debt Security with Specified Currency will recognize gain or loss in an amount equal to the difference, if any, between such Holder's tax basis in the Specified Currency and the U.S. dollar value at the spot rate of the Specified Currency on the date of purchase. Generally, any such gain or loss will be ordinary income or loss and will not be treated as interest income or expense, except to the extent provided by administrative pronouncements of the IRS.

 Bearer Debt Securities.

  Under Sections 165(j) and 1287(a) of the Code, a United States Holder generally will not be entitled to deduct any loss on Bearer Debt Securities (including for purposes of this paragraph Debt Securities in global form exchangeable for Bearer Debt Securities) or coupons (other than Bearer Debt Securities having a maturity of one year or less from their date of issuance) and must treat as ordinary income any gain realized on the sale, exchange or other disposition (including the receipt of principal) of Bearer Debt Securities or coupons (other than Bearer Debt Securities having a maturity of one year or less from their date of issue).

 Indexed Debt Securities.

  The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to Indexed Securities.

 Convertible Debt Securities.

  The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to Debt Securities that are convertible into or exchangeable for Common Stock, Preferred Stock, Depository Shares, or other Securities.

 Debt Warrants.

  The applicable prospectus supplement will contain a discussion of any special United States federal income tax rules with respect to an issuance of Debt Warrants.

United States Alien Holders

  Under present United States federal income and estate tax law and subject to the discussion of backup withholding below:

    (1) payments of principal and any premium and interest (including any Discount) on a Debt Security by the Company or any of its Paying Agents to any Holder that is a United States Alien Holder (as defined below) will not be subject to United States federal withholding tax, provided that in the case of such Debt Security, (i) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company, (ii) the Holder is not a controlled foreign corporation that is related to the Company through stock ownership;
  (iii) the Holder is not a bank that acquired the Notes pursuant to a loan agreement made in the ordinary course of its trade or business; (iv) if the Debt Security is a Bearer Debt Security, the Company and any underwriters, agents, and dealers participating in the offering of such Debt Security have complied with certain requirements described in "Limitations on Issuance of Euro-Debt Securities," and (v) if the Debt Security is a Registered Debt Security (including such Debt Securities which were received in exchange for Bearer Debt Securities), either (x) the beneficial owner of the Debt Securities certifies to the Company or its agent, under penalties of perjury, that such Owner is not a United States Holder and provides such Owner's name and address, or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Debt Securities on behalf of a beneficial owner certifies to the Company or its Paying Agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof;

    (2) a United States Alien Holder generally will not be subject to United States federal income tax or withholding tax on gain realized on the sale, exchange or redemption of a Debt Security, unless (i) in the case of an individual Holder, such Holder is present in the United States for a period of 183 days or more during the taxable year in which gain is realized and certain other conditions are met or (ii) if the Company is a "United States real property holding corporation," as defined in Section 897 of the Code, such Holder actually or constructively owns any other interests in the Company (excluding an interest solely as a creditor, but including convertible debt instruments) that are not regularly traded with an aggregate fair market value exceeding the fair market value of 5% of the "regularly traded class," as defined in the United States Treasury Regulations, of the Company's stock with the lowest fair market value (currently, the Company's Common Stock); and

    (3) a Debt Security or coupon held by an individual who at the time of death is not a citizen or resident (as defined for federal estate tax purposes) of the United States (as defined under "Limitations on Issuance of Euro-Debt Securities") will not be subject to United States federal estate tax as a result of such individual's death if (i) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote (ii) the Debt Security does not provide for any payment of contingent interest, and (iii) the income on the Debt Securities would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

  A United States Alien Holder will be subject to United States federal income tax on any interest income (including Discount) and on any gain realized on the sale, exchange or other disposition of a Debt Security in the same manner as a United States Holder, if interest (including Discount) or gain on such Debt Security is effectively connected with the conduct by the United States Alien Holder of a trade or business within the United States. See "United States Holders" above. Such a Holder generally will be exempt from withholding tax with respect to such income, provided that it provides the Company with a properly executed Internal Revenue Service Form 4224.

  In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax, which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to U.S. trade or business income, at a 30% rate. The branch profits tax may not apply, or may apply at a reduced rate, in the case of Non-U.S. Holders that are qualified residents of certain countries with which the United States has an income tax treaty.

  As used herein, a "United States Alien Holder" is a beneficial owner of a Debt Security that is not a United States Holder.

Backup Withholding and Information Reporting

  In general, payments of principal and any premium and interest (including Discount, if any) made within the United States by the Company or any of its Paying Agents are subject to information reporting and, in certain cases, to "backup withholding" at a rate of 31%. Similarly, payment of the proceeds from the sale of a Debt Security to or through the United States office of a broker will be subject to information reporting and backup withholding unless the Holder or beneficial owner provides a certification that it is not a United States person or otherwise establishes its entitlement to an exemption from the information reporting and backup withholding rules.

  Information reporting and backup withholding ordinarily do not apply to payments made outside the United States by the Company or a Paying Agent on a Bearer Debt Security described in clause (1)(iii) under "United States Alien Holders" or on a Registered Debt Security described in clause (1)(iv) under "United States Alien Holders," provided that the payor does not have actual knowledge that the Holder is a United States person. Payments made outside the United States will be subject to information reporting, however, if collected by a custodian, nominee, or other agent that is either a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income over a specified three-year period is effectively connected with the conduct of a trade or business within the United States, unless such custodian, nominee, or other agent has documentary evidence of the beneficial owner's foreign status and has no actual knowledge to the contrary, or unless the owner otherwise establishes entitlement to an exemption.

  In general, payment of the proceeds from the sale of a Debt Security to or through the foreign office of a broker will not be subject to information reporting or backup reporting; however, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income over a specified three-year period is effectively connected with the conduct of a trade or business within the United States, such payments will be subject to information reporting unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary, or unless the owner otherwise establishes entitlement to an exemption.

  With respect to United States Holders, backup withholding ordinarily applies only to certain noncorporate Holders who fail to supply accurate taxpayer identification numbers or who fail to report all interest and dividend income required to be shown on their federal income tax returns.

  On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to institutional investors directly or through agents which solicit or receive offers on behalf of the Company or through dealers or through a combination of any such methods of sale. The prospectus supplement or prospectus supplements with respect to particular Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the public offering or purchase price and the proceeds to the Company from such sale, any discounts and commissions to be allowed or paid to the underwriters or agents, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the securities exchanges, if any, on which the Securities will be listed.

  Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may offer and sell Securities in exchange for one or more of its outstanding issues of debt. The Company may, from time to time, authorize agents acting on a best or reasonable efforts basis as agents of the Company to solicit or receive offers to purchase the Securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Underwriters, dealers and agents who participate in the distribution of Securities may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

  If so indicated in the applicable prospectus supplement, the Company may authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any institutional purchaser under any such contract will not be subject to any conditions except (i) the purchase by such institution of the Securities covered by such contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject, and

(ii) if such Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by delayed delivery contracts.

  Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for the Company in the ordinary course of business.

                          VALIDITY OF THE SECURITIES

  The validity of the Securities offered hereby will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia. Robert L. Burrus, Jr., a partner of McGuire, Woods, Battle & Boothe LLP, is a director of the Company and owns 8,181 shares of the Company's Common Stock. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

                                    EXPERTS

  Ernst & Young LLP, independent auditors, have audited the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 26, 1997, as set forth in their report, which is incorporated in this prospectus by reference. The Company's consolidated financial statements are incorporated by reference in reliance on their report, given on their authority as experts in accounting and auditing.

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                                  $400,000,000

                    [LOGO OF CSX CORPORATION APPEARS HERE]

                          Medium-Term Notes, Series C

                               ----------------

                             PROSPECTUS SUPPLEMENT

                                  May 7, 1999

                               ----------------

                             Chase Securities Inc.
                           Credit Suisse First Boston
                              Goldman, Sachs & Co.
                                Lehman Brothers
                              Merrill Lynch & Co.
                           Morgan Stanley Dean Witter
                     NationsBanc Montgomery Securities LLC
                              Salomon Smith Barney

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